UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
_____________________
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Bright Health Group, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AN INVITATION FROM BRIGHT HEALTH GROUP, INC.
Dear Fellow Stockholder:
We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Bright Health Group, Inc., which will be held virtually on May 4, 2023, at 8:00 a.m. central time.
Our mission – Making Healthcare Right. Together. – is built on the belief that by connecting and aligning the best local resources in healthcare delivery with the financing of care, we can deliver better outcomes, at a lower cost, for all consumers.

In October 2022, we announced that our business will be focused on delivering affordable healthcare for aging and underserved populations in the largest healthcare markets in the country and continuing to leverage our Fully Aligned Care Model with external payor partners and affiliate care providers. We will continue to build on the value-driven care model that we have been advancing since the start of the company.

We are well on our way to implementing restructuring plans to adjust our costs to be in line with our more focused business, with the goal of achieving our operating expense targets. In addition, we will continue to execute against our plan to adjust our expenses in-line with milestones in the marketplace business over the course of the run-out period of our discontinued businesses.
As we move forward into 2023, we are focusing our business on our Consumer Care care delivery business and our Medicare Advantage health plans in California. We have a scaled Medicare Advantage business in California, the largest market for seniors and underserved populations, and we have built a high performing Fully Aligned Care Model with our Care Partners. In Florida and Texas, our Consumer Care risk-bearing care delivery and provider affiliate management business continues to deliver differentiated results alongside a diverse set of health plan partners. We expect to expand our footprint over time serving the aging and underserved consumers in Medicare and the consumer marketplace, together with our key health plan partners. We will also continue to grow our Direct Contracting business in the new ACO Reach program, building on our 2022 performance.

While we wind down the marketplace business, we will remain focused on the growth opportunities for our Bright HealthCare and Consumer Care businesses. We believe both businesses are in attractive markets with strong tailwinds, where we have differentiated offerings. We intend to manage each business to maximize operating profitability in 2023, as well as working to manage corporate expenses to maximize consolidated Adjusted EBITDA profitability.

We believe the near-term steps that we are taking to improve our performance will optimize the business for long-term success.
At the Annual Meeting, we will consider the matters described in the Notice of 2023 Annual Meeting of Stockholders and in the accompanying Proxy Statement. References in the Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.
It is important that you use this opportunity to take part in the affairs of Bright Health by voting on the business to come before the Annual Meeting, and we urge you to read the Proxy Statement for information concerning the matters to be considered at the Annual Meeting.
Please Vote as Soon as Possible
This Proxy Statement contains important information, and you should read it carefully. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet, telephone or by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

Bob Sheehy	G. Mike Mikan

Chairman of the Board	President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
The 2023 annual meeting of stockholders (the “Annual Meeting”) of Bright Health Group, Inc. (“Bright Health”, the “Company”, “we”, “our”, or “us”) will be held virtually on May 4, 2023 at 8:00 a.m. central time. There is no physical location for the meeting, but stockholders will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BHG2023. The Annual Meeting will be held for the following purposes:
1.to elect four Class II directors identified in the accompanying proxy statement to serve as directors of the Board of Directors of Bright Health;

2.to ratify the appointment of Deloitte & Touche LLP as Bright Health’s independent registered public accounting firm for the year ending December 31, 2023;

3.to approve, on a non-binding advisory basis, the compensation paid to our named executive officers for 2022;

4.to approve the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan;

5.to approve an amendment to our Ninth Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-15 and not greater than 1-for-80 (the “Reverse Stock Split”), with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board of Directors at any time within one year of the date of the Annual Meeting (the “Reverse Stock Split Proposal”); and

6.to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
The above matters are fully described in the accompanying proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.
Only stockholders of record at the close of business on March 13, 2023 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 4, 2023, at our principal executive offices at 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437.
Even if you plan to attend and participate virtually in the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote electronically if you attend and participate in the Annual Meeting.

By Order of the Board of Directors

Jeff Craig

General Counsel and Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2023: The Notice of Annual Meeting, the proxy statement and our 2022 annual report are available free of charge at www.proxyvote.com/BHG and on our website at investors.brighthealthgroup.com.

PROXY STATEMENT TABLE OF CONTENTS
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

GENERAL
This Proxy Statement is being furnished to the stockholders of Bright Health Group, Inc. (“Bright Health,” the “Company,” “we”, “our”, or “us”) in connection with the solicitation of proxies by our Board of Directors (the “Board”). The proxies are to be voted at our 2023 annual meeting of stockholders to be held virtually on Thursday, May 4, 2023, at 8:00 a.m. central time (the “Annual Meeting”). We have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically. Stockholders who own shares of our common stock as of March 13, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Bright Health.
Beginning on April [__], 2023, we mailed proxy materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on the Record Date. The mailing contained instructions on how to access the proxy materials and vote online. We have also made these proxy materials available to you over the Internet in connection with the solicitation of proxies by our Board for the Annual Meeting.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
COMMONLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING
Q:    Why did I receive these materials?
The Board of Bright Health is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Bright Health.
Householding. The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or Annual Meeting materials, please contact Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-800-542-1061. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q:    What is a proxy?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy and a stockholder of record who is entitled to attend and vote at the Annual Meeting is entitled to appoint another person as its proxy to exercise all or any of its rights and to speak and vote at the Annual Meeting. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. G. Mike Mikan, our President and Chief Executive Officer, Catherine R. Smith, our Chief Financial and Administrative Officer and Jeff Craig, our General Counsel and Corporate Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.
A stockholder of record is entitled to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different ordinary shares). Such proxy need not be a stockholder of record, but must attend the Annual Meeting and vote as the stockholder of record instructs for such vote to be counted.
Q:    Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, March 13, 2023, are entitled to vote at the Annual Meeting. As of the Record Date, Bright Health had 635,125,450 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting. Holders of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) or Series B Convertible Perpetual

Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) will have no right to vote at the Annual Meeting.
Q:    What will I be voting on?
You will be voting on:
1.the election of four Class II director nominees listed in this Proxy Statement to serve on the Board until the 2024 Annual Meeting or until their successors are duly elected and qualified;
2.the ratification of the appointment of Deloitte & Touche LLP as Bright Health’s independent registered public accounting firm for the year ending December 31, 2023;

3.the approval, on a non-binding advisory basis, of the compensation of our named executive officers for 2022;

4.to approve the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan;

5.to approve an amendment to our Ninth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than 1-for-15 and not greater than 1-for-80 (the “Reverse Stock Split”), with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Annual Meeting (the “Reverse Stock Split Proposal”); and

6.any other business as may properly come before the meeting or any adjournment of the meeting.
Q:    How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.FOR the election of four Class II director nominees listed in this Proxy Statement to serve on the Board until the 2024 Annual Meeting or until their successors are duly elected and qualified;
2.FOR the ratification of the appointment of Deloitte & Touche LLP as Bright Health’s independent registered public accounting firm for the year ending December 31, 2023;

3.FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers for 2022;

4.FOR the approval of the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan; and

5.FOR the approval of the Reverse Stock Split Proposal.
Q:    Why did Bright Health file a preliminary version of the proxy?

A preliminary proxy is required to be filed with the SEC for certain proposals, including a proposal to stockholders to approve an amendment to our Certificate of Incorporation to give the Board discretionary authority to effect a reverse stock split.
Q:    How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/BHG2023 and providing your 16-digit control number. This number is included in the Notice or on your proxy card.
If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/BHG2023 for at least one year.
Q:    How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares on the books of our transfer agent, you are a stockholder of record (also referred to as a registered stockholder). If you were a holder of record on the Record Date, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.
•TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxyvote.com or scan the QR barcode on your proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. EDT on May 3, 2023.
•TO VOTE BY PHONE: To vote by telephone, dial toll-free 800-690-6903 using any touch-tone telephone and follow the recorded instructions. Proxies submitted via the telephone must be received by 11:59 p.m. eastern time on May 3, 2023.
•TO VOTE BY MAIL: To vote by mail, you may mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received by 11:59 p.m. eastern time on May 3, 2023.
•TO VOTE DURING THE ANNUAL MEETING: If you held shares on the books of our transfer agent on the Record Date, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/BHG2023. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique 16-digit control number at any time. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting, but you will need to obtain a legal proxy from the broker, trustee or other nominee through which you hold your shares in order to vote them electronically during the Annual Meeting.
However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    Can I access the proxy materials electronically?
Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
1.view our proxy materials for the Annual Meeting on the Internet; and
2.instruct us to send our future proxy materials to you electronically by e-mail.
Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:    How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:
1.delivering written notice of revocation to the General Counsel and Corporate Secretary at our principal executive offices at 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437;
2.submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.voting via the Internet at the Annual Meeting.

Q:    What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each director nominee named herein. This means that the four director nominees receiving the highest number of shares voted FOR them at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Shares voted WITHHELD and “broker non-votes” will not impact the election of the director nominees.
PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this item, thus the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST or ABSTAIN. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a vote against this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal at their discretion. We do not expect there to be any “broker non-votes” with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
PROPOSAL 3 – ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this item, thus the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST or ABSTAIN. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a vote against this proposal. A “broker non-vote” will have no effect on the outcome of this proposal.

PROPOSAL 4 - APPROVAL OF THE BRIGHT HEALTH GROUP, INC. AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN (THE “PLAN AMENDMENT PROPOSAL”)

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this item, thus the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST or ABSTAIN. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a vote against this proposal. A “broker non-vote” will have no effect on the outcome of this proposal.

PROPOSAL 5 – APPROVAL OF REVERSE STOCK SPLIT PROPOSAL

The affirmative vote of a majority of the shares of common stock issued and outstanding is required to approve this item. Because the affirmative vote of holders of a majority of the common stock issued and outstanding is required for this proposal, abstentions, and “broker non-votes” will have the same effect as votes against this proposal. We believe that the Reverse Stock Split Proposal would be considered a “routine” matter under the New York Stock Exchange (the “NYSE”) rules and, as a result, if you hold shares of our common stock in street name, in the absence of timely directions, your broker will have discretion to vote your shares on this proposal.
Q:    What is a “broker non-vote”?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Deloitte as our independent auditors and the approval of the Reverse Stock Split Proposal are each considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.
Q:    When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:    What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?
To submit a stockholder proposal pursuant to SEC Rule 14a-8 for inclusion in Bright Health’s proxy statement and form of proxy for Bright Health’s 2024 annual meeting of stockholders, to be held in 2024, such proposal must be submitted in compliance with Rule 14a-8 and be received by Bright Health at our principal executive offices at 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437 no later than the close of business on December 9, 2023. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2024 (but not to be included in Bright Health’s proxy statement) must provide written notice of such nomination or proposal to the Corporate Secretary at Bright Health’s principal executive offices no later than the end of day on February 4, 2024 and not earlier than the close of business on January 5, 2024, assuming Bright Health does not change the date of the 2024 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2023 Annual Meeting. If so, Bright Health will release an updated time frame for stockholder proposals. Any director nomination or stockholder proposal must comply with the other provisions of Bright Health’s Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at Bright Health’s principal executive offices.
In addition to satisfying the above requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1 – ELECTION OF DIRECTORS
The size of our Board is currently set at 12, with Stephen Kraus, Jeffrey R. Immelt, Linda Gooden and Manuel Kadre currently serving as Class II directors until the Annual Meeting; Naomi Allen, Matthew G. Manders, Adair Newhall and Andrew Slavitt currently serving as Class I directors until the 2024 annual meeting of stockholders; and G. Mike Mikan, Mohamad Makhzoumi, Robert J. Sheehy and Kedrick D. Adkins currently serving as Class III directors until the 2024 annual meeting of stockholders. Our Certificate of Incorporation provides that, subject to the right of holders of any series of preferred stock, our Board will initially be classified and will transition to an annually elected board through a gradual phase-out process that will be completed by 2024. At the 2024 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the conclusion of the 2024 annual meeting of stockholders, the Board will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into three classes.
As a company undergoing significant transition, we believe that our Board’s classified structure provides enhanced continuity in business strategies and policies. Under the current system, after each election, at least two-thirds of the Board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and oversight of our operations. We believe that maintaining a classified board structure in the near term and gradually phasing to an annually elected board balances the need for stockholders to express their opinions on the Board’s performance with the need for our directors for focus on our long-term success and maximize value for our stockholders.
Our Board recommends that the nominees below be elected as Class II directors of the Board at the Annual Meeting:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Stephen Kraus	II	46	Director	2016	2023	2024
Jeffrey R. Immelt	II	67	Director	2020	2023	2024
Linda Gooden	II	70	Director	2019	2023	2024
Manuel Kadre	II	57	Director	2020	2023	2024
A biography is included for each nominee beginning on page 24. The Nominating and Corporate Governance Committee recommended that the Board nominate each nominee for election, and the Board recommends the election of each nominee.
There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers.
All of the nominees are willing to serve as directors but, if before the Annual Meeting any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat. The Board has no reason to believe that any such nominees will be unable or unwilling to serve. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the Class II director nominees named herein.
VOTING RECOMMENDATION
The Board recommends that you vote “FOR” each of the Class II director nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm in the US and to audit our financial statements for the fiscal year ending December 31, 2023. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. Information concerning the services performed by Deloitte & Touche LLP and the fees for such services for 2022 and 2021 are set forth below under “Fees Billed by Deloitte & Touche LLP.” Although ratification is not required by our Bylaws or otherwise, as a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.
A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
If Bright Health’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in Bright Health’s best interests to do so.
The Audit Committee and Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders at this time.
VOTING RECOMMENDATION
 The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2022
Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our named executive officers for 2022 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
As described more fully in the Compensation Discussion and Analysis section elsewhere in this Proxy Statement, the guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent—we pay for performance. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our ordinary shares.
Before casting your vote, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation and Human Capital Committee (the “Compensation Committee”) and the Board believe that our compensation practices effectively implement our guiding principles.
This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement.
This say-on-pay vote is advisory only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
VOTING RECOMMENDATION
The Board recommends that you vote “FOR” the advisory vote to approve named executive officer compensation for 2022.

PROPOSAL 4 – APPROVAL OF THE BRIGHT HEALTH GROUP, INC. AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

Our Compensation Committee has approved the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan (the “Amended Plan”), subject to approval by our stockholders at the Annual Meeting. We are asking our stockholders to approve the Amended Plan to authorize an additional 30,000,000 shares of our common stock to be issued under the Amended Plan. In connection with its review of this proposal, the Compensation Committee considered the information described below, as well as the favorable recommendation of Willis Towers Watson, the Compensation Committee’s compensation consultant. All share totals referenced in this Proposal 4 are on a pre-split basis and will be adjusted by a corresponding ratio if the Reverse Stock Split is approved by the stockholders and effected by the Board. The following description of the proposed Amended Plan is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

The Amended Plan continues what we believe are good corporate governance practices from the 2021 Omnibus Incentive Plan, such as requiring stockholder approval for any repricing of options or stock appreciation rights (“SARs”), administration by a committee composed of independent directors, “clawback” or recoupment of compensation provisions, limitations on share recycling, and specific limits on total director compensation.

The ability to issue equity is fundamental to our compensation strategy. Our objective is to increase the proportion of pay that is denominated in equity in order to strengthen the alignment of management rewards with the long-term returns delivered to our stockholders. Our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals. Our employees, particularly our senior executives, whose equity is tied to Company and individual performance, are motivated under our current compensation packages to drive the business to maximize return over the long-term. If the Amended Plan is not approved by our stockholders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component of such program, which we do not believe is as appropriate for our business, and which would decrease the amount of free cash flow we will have available for other purposes.

By the time of the Annual Meeting, over 20 months will have passed since the 2021 Omnibus Incentive Plan was adopted at the time of our initial public offering (“IPO”). A total of 42,000,000 shares of our common stock were initially authorized for issuance under the 2021 Omnibus Incentive Plan. The number of authorized shares was automatically increased on January 1, 2022 and January 1, 2023 by five percent (5%) of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year. The Compensation Committee utilized 14,700,000 shares at the time of the IPO as performance-based restricted stock units (“RSUs”), which require the Company’s stock price to appreciate significantly within five years after the IPO in order to vest.

Further, the substantial decrease in our stock price since our IPO (approximately 98% through March 15, 2023) has had two consequences impacting the number of shares available for issuance under our Amended Plan. First, in order to retain mission critical employees in light of the materially reduced value of previously granted equity-based incentive awards, the Compensation Committee authorized 15,000,000 shares for a special RSU grant in December 2021 and 27,072,931 shares for a special RSU grant in January 2023. Secondly, the number of shares required in order to continue to provide market competitive incentive compensation has drastically increased. Collectively, these awards represent the vast majority of all awards granted under our 2021 Omnibus Incentive Plan (the “Existing Plan”) to date.

As of March 13, 2023, approximately 730,280 shares remain available for future grants under the Existing Plan (assuming the target number of shares are paid out in connection with outstanding performance awards). As a result of the small number of shares available, we were unable to grant all of our planned 2023 annual equity-based compensation awards, with the awards that would have been granted to our executive leadership team being postponed. We estimate that the additional shares that will be available for issuance under our Amended Plan, if approved by stockholders, will be sufficient to complete our 2023 annual equity-based compensation awards.

If the Amended Plan is approved by our stockholders, it will become immediately effective as of May 4, 2023 with approximately 30,730,280 shares available for future awards, assuming no grants will be made between the date of this proxy statement and May 4, 2023. This excludes any shares that will become available again under the Amended Plan in connection with awards (or the shares subject to such awards) that are forfeited, terminated or canceled, or expire unexercised.

If the Amended Plan is approved by our stockholders, awards under the Amended Plan will be determined by the Compensation Committee in its discretion subject to applicable plan limits. Such awards may be granted beginning on the date of stockholder approval of the Amended Plan and continuing through June 27, 2028, or the earlier termination of the Amended Plan. See “—Awards under the Amended Plan” below for information about the 2023 annual equity-based compensation awards we intend to grant under the Amended Plan, if it is approved.

Description of the Amended Plan

The following is a description of the purpose and the main features of the Amended Plan. This description is not complete and is qualified by reference to the full text of the Amended Plan, which is attached as Annex A to the Proxy Statement.

Purpose. The purpose of our Amended Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration. Our Amended Plan is administered by the Compensation Committee or such other committee of our board of directors to which it has properly delegated power, or if no such committee or subcommittee exists, our board of directors (hereafter referred to as the Committee). The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in our Amended Plan and any instrument or agreement relating to, or any award granted under, our Amended Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of our Amended Plan; adopt sub-plans; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of our Amended Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or interdealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our Amended Plan. Unless otherwise expressly provided in our Amended Plan, all designations, determinations, interpretations, and other decisions under or with respect to our Amended Plan or any award or any documents evidencing awards granted pursuant to our Amended Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders. The Committee may make grants of awards to eligible persons pursuant to terms and conditions set forth in the applicable award agreement, including subjecting such awards to performance criteria listed in our Amended Plan.

Eligibility. Any director, officer, employee, consultant and advisor of the Company is eligible to receive an award under the Amended Plan. The Committee may select such eligible individuals to participate in the Amended Plan. As of December 31, 2022, approximately 155 employees and directors of the Company were eligible to participate in the Omnibus Incentive Plan, based on established criteria utilized by the Committee in determining awards.

Awards Subject to our Amended Plan. Our Amended Plan provides that the total number of shares of common stock that may be issued under our Amended Plan will be 134,944,719 (which includes 42,000,000 shares originally available for awards under the 2021 Omnibus Incentive Plan) (the “Absolute Share Limit”). The Absolute Share Limit will continue to be subject to an automatic increase on the first day of each fiscal year in an amount equal to the lesser of (i) five percent (5%) of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by the Board. No more than the number of shares of common stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $650,000 in total value. Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares to which the award related, the unissued shares of common stock may be granted again under our Amended Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the Absolute Share Limit, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under our Amended Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may extend beyond that date.

Options. The Committee may grant non-qualified stock options and incentive stock options, under our Amended Plan, with terms and conditions determined by the Committee that are not inconsistent with our Amended Plan. All stock options granted under our Amended Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under our Amended Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by us), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (1) in cash or its equivalent at the time the stock option is exercised; (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Committee to avoid adverse accounting treatment); or (3) by such other method as the Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under our Amended Plan, with terms and conditions determined by the Committee that are not inconsistent with our Amended Plan. The Committee may award stock appreciation rights in tandem with options or independent of any option. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of  (1) the excess of  (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Committee, the cash value thereof  (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our Amended Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units.

Other Equity-Based Awards and Cash-Based Awards. The Committee may grant other equity-based or cash-based awards under our Amended Plan, with terms and conditions determined by the Committee that are not inconsistent with our Amended Plan.

Effect of Certain Events on the Amended Plan and Awards. In the event of  (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in our Amended Plan), or (2) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (1) or (2), an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under our Amended Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under our Amended Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award, or (c) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring. In connection with any change in control, the Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.

Nontransferability of Awards. Each award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination. Our board of directors or the Committee may amend, alter, suspend, discontinue, or terminate our Amended Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if  (1) such approval is necessary to comply with any regulatory requirement applicable to our Amended Plan or for changes in GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under our Amended Plan (except for adjustments in connection with certain corporate events); or (3) it would materially modify the requirements for participation in our Amended Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent. The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in our Amended Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in our Amended Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (2) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (3) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents. The Committee in its sole discretion may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates.

Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by our board of directors or the Committee and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.

Certain Federal Income Tax Consequences. The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the Amended Plan. The summary does not contain a complete analysis of all the potential tax consequences relating to awards granted under the Amended Plan, including state, local or foreign tax consequences.

Nonqualified Stock Options. A participant will not be deemed to have received taxable income upon the grant of a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of the grant. Upon the exercise of a nonqualified stock option, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price. The basis of shares received upon the exercise of a nonqualified stock option will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.

Incentive Stock Options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option with an exercise price equal to the fair market value of the underlying stock on the date of the grant. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the incentive stock option, and if the participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been an employee of ours, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

Stock Appreciation Rights. A participant will not be deemed to have received taxable income upon the grant or vesting of a SAR with an exercise price equal to the fair market value of the underlying stock on the date of the grant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Restricted Stock. The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed to the participant. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. Therefore, compensation paid to a covered executive in any given year in excess of $1 million will not be deductible.

Delivery of Shares for Tax Obligation. The Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Code Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the Plan and all award agreements in a manner designed to satisfy the requirements of Code Section 409A of the Internal Revenue Code (“Section 409A”) and to avoid any adverse tax results thereunder to a holder of an award. Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Moreover, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to 83(b) of the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Awards under the Amended Plan

The 2023 annual equity-based compensation awards for our Named Executive Officers employed with us as of December 31, 2022, set forth below, as well as awards to two other officers, have been approved by the Compensation Committee, subject to approval of the Amended Plan (or otherwise unless and until a sufficient number of shares become available under our Existing Plan). Other than these awards, the number and types of awards that will be granted under the Amended Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion.

Name and Principal Position	Number of Securities Underlying Stock Options	Number of Securities Underlying Restricted Stock Units	Total
G. Mike Mikan, President and Chief Executive Officer		14,130,434	14,130,434
Cathy Smith, Chief Financial and Administrative Officer		6,086,956	6,086,956
Jeff Cook, Chief Operating Officer		1,956,521	1,956,521
Jeff Craig, General Counsel and Corporate Secretary		923,913	923,913
All executive officers as a group (4 persons)		23,097,824	23,097,824

Non-executive officers as a group		2,119,565	2,119,565

The following table sets forth the outstanding equity awards issued under the Existing Plan that have been received as of
March 13, 2023 by the named executive officers that remained employed by us as of December 31, 2022, each non-executive director and the specified groups set forth below. On March 13, 2023, the closing price of our common stock, as reported on the NYSE, was $0.38.

Name and Principal Position	Number of Securities Underlying Stock Options	Number of Securities Underlying Restricted Stock Units	Total
G. Mike Mikan, President and Chief Executive Officer	3,458,367	23,790,338	27,248,705
Cathy Smith, Chief Financial and Administrative Officer	1,489,758	6,338,435	7,828,193
Jeff Cook, Chief Operating Officer		2,518,813	2,518,813
Jeff Craig, General Counsel and Corporate Secretary		669,158	669,158
All executive officers as a group (4 persons)	4,948,125	33,316,744	38,264,869
All non-executive directors as a group (11 persons)		879,758	879,758
All employees (other than executive officers and non-executive directors) as a group		65,044,089	65,044,089

Securities Authorized for Issuance Under Equity Compensation Plans

Information about our common stock that may be issued under our equity compensation plans as of December 31, 2022, was as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted-Average Exercise Price per Share of Outstanding Options and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by shareholders	112,358,000	$1.82	18,050,748
Equity compensation plans not approved by shareholders	—	$—	—
Total	112,358,000	$1.82	18,050,748

(1)Includes grants of stock options and restricted stock units (which may be time-based or market-based) granted under the 2021 Incentive Plan and the 2016 Incentive Plan.
(2)Includes weighted-average exercise price per share of outstanding stock options only.
(3)Consists of shares of common stock available for future issuance under the 2021 Incentive Plan as of December 31, 2022. The 2016 Incentive Plan was terminated in connection with the adoption of the 2021 Incentive Plan. We cannot issue any further awards under the 2016 Incentive Plan. Excludes securities to be issued upon exercise of outstanding options and rights. Shares available under the 2021 Incentive Plan may granted as future awards in the form of stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards.

The figures in this table reflect the number of shares to be issued in respect of performance-vesting options and RSUs based on the assumption that the target level of performance will be achieved.

Registration with the SEC

If the Amended Plan described in this Proposal 4 is approved by stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the additional shares of the Company’s common stock authorized for issuance pursuant to the Amended Plan as soon as reasonably practicable following stockholder approval.

VOTING RECOMMENDATION

The Board recommends that you vote “FOR” the approval of the Bright Health Group, Inc. Amended And
Restated 2021 Omnibus Incentive Plan.

PROPOSAL 5 – APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

Bright Health is asking stockholders to adopt and approve a proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split (the “Certificate of Amendment”). Our Board has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex B.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of Bright Health and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following our Annual Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of Bright Health’s common stock at a reverse stock split ratio in the range of 1-for-15 to 1-for-80, as determined by our Board of Directors at a later date. As of the Record Date, 635,125,450 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board of Directors, issued and outstanding shares of common stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split —Effect on Shares of Common Stock.” The proposed amendment will not result in a reduction of the total number of shares of Bright Health’s common stock that Bright Health is authorized to issue by a corresponding ratio, and, as a result, the number of authorized shares of common stock available for issuance will increase. See “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split. All holders of Bright Health’s common stock will be affected proportionately by the Reverse Stock Split. The Reverse Stock Split will not change the number of outstanding shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) or Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”).

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.0001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Reverse Stock Split

Our Board has determined that it is in the best interests of Bright Health and its stockholders to combine our shares of common stock within a range of 1-for-15 to 1-for-80, as determined by the Board at a later date, in order to reduce the number of shares of common stock outstanding. Our Board authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet the NYSE’s price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the NYSE under the symbol “BHG.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Bright Health’s and our stockholders’ best interests.

On December 6, 2022, we were notified in writing by the NYSE that the average closing trading price of our common stock was below the criteria of the NYSE’s continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading-day period was less than $1.00. In the letter, the NYSE stated that we have a six-month cure period that started on December 6, 2022 to bring the price of our common stock and the 30-trading-day average closing price of our common stock above $1.00. In the letter, the NYSE further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Bright Health with respect to the NYSE’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. We promptly responded to the NYSE with respect to our intent to cure the deficiency by considering available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary, to regain compliance.

In addition to bringing the per-share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.

Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:

• the historical trading price and trading volume of our common stock;

• the NYSE Continued Listing Standards requirements;

• the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

• prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Potential Anti-Takeover Effect

The Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our board of directors could (within the limits imposed by applicable law) strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our then current board of directors, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this reverse stock split proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our board of directors currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by Bright Health, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Annual Meeting, assuming the stockholders approve the amendment. The Effective Time could occur as soon as the business day immediately following the Annual Meeting. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in Bright Health’s best interests and the best interests of Bright Health’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Bright Health’s common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Bright Health’s common stock after the Reverse Stock Split, you may do so by either:

•    purchasing a sufficient number of shares of Bright Health’s common stock; or

•    if you have shares of Bright Health’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the effective date of the Reverse Stock Split, if implemented by the Board, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Because the proposed amendment does not result in a reduction in the total number of shares of common stock that we are authorized to issue, the implementation of the Reverse Stock Split will have the effect of increasing the number of available authorized shares of common stock. The resulting increase in such availability in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued common stock of Bright Health, the issuance of additional shares of authorized common stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of our common stock.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of March 13, 2023, relating to our outstanding common stock based on reverse stock split ratios within the proposed range and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split are implemented:

	Number of Shares of Common Stock Issued and Outstanding Prior to Reverse Stock Split	Number of Shares of Common Stock Issued and Outstanding After Reverse Stock Split	Number of Shares of Common Stock Authorized and Available for Issuance Prior to Reverse Stock Split	Number of Shares of Common Stock Authorized for Issuance After Reverse Stock Split
1-for-15 Reverse Stock Split	635,125,450	42,341,697	2,364,874,550	2,957,658,303
1-for-20 Reverse Stock Split	635,125,450	31,756,273	2,364,874,550	2,968,243,727
1-for-30 Reverse Stock Split	635,125,450	21,170,848	2,364,874,550	2,978,829,152
1-for-40 Reverse Stock Split	635,125,450	15,878,136	2,364,874,550	2,984,121,864
1-for-50 Reverse Stock Split	635,125,450	12,702,509	2,364,874,550	2,987,297,491
1-for-60 Reverse Stock Split	635,125,450	10,585,424	2,364,874,550	2,989,414,576
1-for-70 Reverse Stock Split	635,125,450	9,073,221	2,364,874,550	2,990,926,779
1-for-80 Reverse Stock Split	635,125,450	7,939,068	2,364,874,550	2,992,060,932

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol “BHG,” although it will be considered a new listing with a new CUSIP number.

Effect on Outstanding Preferred Stock

The Reverse Stock Split will not affect the number of shares of Preferred Stock outstanding. The Certificate of Designations for each series of the Preferred Stock provides in the event of a reverse stock split such as the Reverse Stock Split, the conversion rate then in effect immediately before such event shall be proportionately adjusted such that the number of shares of common stock issuable on the conversion of each share of Preferred Stock shall decrease at the ratio at which the number of shares of common stock decreased as a result of such reverse stock split.

The following table contains approximate information, based on share information as of March 13, 2023, relating to our outstanding Preferred Stock and common stock based on the reverse stock split ratios within the proposed range and assuming that the Reverse Stock Split Proposal is approved and implemented:

	Number of Shares of Common Stock Issuable upon Conversion of Preferred Stock Prior to Reverse Stock Split	Number of Shares of Common Stock Issuable upon Conversion of Preferred Stock After Reverse Stock Split
1-for-15 Reverse Stock Split	318,531,329	21,235,422
1-for-20 Reverse Stock Split	318,531,329	15,926,566
1-for-30 Reverse Stock Split	318,531,329	10,617,711
1-for-40 Reverse Stock Split	318,531,329	7,963,283
1-for-50 Reverse Stock Split	318,531,329	6,370,627
1-for-60 Reverse Stock Split	318,531,329	5,308,855
1-for-70 Reverse Stock Split	318,531,329	4,550,448
1-for-80 Reverse Stock Split	318,531,329	3,981,642

Effect on Par Value

The proposed amendments to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Bright Health’s Stock Plans

As of March 13, 2023, we had approximately 61,819,313 shares subject to stock options and 91,279,715 shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans. Under our
2016 Stock Incentive Plan, as amended (the “2016 Equity Plan”) and our 2021 Omnibus Incentive Plan (the “2021 Equity Plan” and, together with the 2016 Equity Plan, the “Stock Plans”)), the Compensation and Human Capital Committee of our Board of Directors (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted and reserved for issuance under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.
Specifically, it is expected that the number of shares subject to awards under the Stock Plans will be adjusted in each case to equal the product of the number of shares subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded to the nearest whole share (in the case of stock options, down to the nearest whole share)), that the exercise price of any stock option will be adjusted to equal the quotient of the number of shares subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the reverse stock split ratio (rounded up to the nearest whole cent), and that the stock price goal of any price-vested restricted stock unit awards will be adjusted in each case to equal the product of the applicable price goal in effect immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded up to the nearest whole cent).

Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Bright Health’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve this item. Because this item requires a majority of the outstanding shares, an abstention with respect to the Reverse Stock Split Proposal or a “broker non-vote” will have the same effect as a vote AGAINST the proposal.

No Appraisal Rights

Under the Delaware law, stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to Be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share.

Such capital gain or loss should generally be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

VOTING RECOMMENDATION

The Board of Directors recommends that you vote “FOR” the Reverse Stock Split Proposal.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board currently consists of 12 members. Our amended and restated certificate of incorporation provides that our Board will initially be classified and will transition to an annually elected Board through a gradual phase-out process. At the 2024 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the conclusion of the 2024 annual meeting of stockholders, the Board will no longer be classified and directors shall no longer be divided into three classes.
Presented below is information with respect to our four Class II director nominees to be elected as directors at this year's Annual Meeting, our Class I directors and our Class III directors. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.
Class II Director Nominees to Serve for a One-Year Term Expiring at the 2024 Annual Meeting

Linda Gooden, age 69, has served as a director since November 2020. Ms. Gooden has served over 30 years in various senior leadership roles with Lockheed Martin Corporation (“Lockheed”), most recently as Executive Vice President, Information Systems & Global Solutions (“IS&GS”) from 2007 to 2013. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded systems integration, security and transformation capabilities beyond government customers to international and commercial markets. She also served as Lockheed’s Deputy Executive Vice President, Information and Technology Services from October to December 2006 and its President, Information Technology from 1997 to December 2006. In her role as President of Lockheed’s IT division, Ms. Gooden founded and grew the business over a 10-year period to become a multi-billion dollar business. In the past eight years, Ms. Gooden has served on the Board of General Motors Company, The Home Depot, Inc., Automatic Data Processing, Inc., WGL Holdings, Inc. and Washington Gas & Light Company, a subsidiary of Alta Gas.

We believe that Ms. Gooden contributes to our Board her executive and boardroom experience at numerous publicly-held companies and her extensive experience with information technology and information security matters.

Jeffrey R. Immelt, age 67, has served as a director since April 2020. Since 2018, Mr. Immelt has served as a venture partner on the technology and healthcare investing teams for New Enterprise Associates, a venture capital firm. From 2001 to 2017, Mr. Immelt served as the Chairman and Chief Executive Officer of General Electric Company. Mr. Immelt joined General Electric in 1982 and held various roles within the company before assuming his position as Chief Executive Officer. Mr. Immelt currently serves on the boards of Collective Health, Inc., Twilio Inc., where he is also a member of the compensation committee, Desktop Metal, Inc., where he is also a member of the audit committee, and Bloom Energy Cooperation, where he is also a member of the audit committee.

We believe Mr. Immelt contributes to our Board his executive and boardroom experience at numerous publicly-held companies.

Manuel Kadre, age 57, has served as a director since November 2020. Mr. Kadre is Chairman and Chief Executive Officer of MBB Auto Group, a premium luxury retail automotive group with a number of dealerships in the Northeast, a position he has held since 2012. Prior to his current role, Mr. Kadre was the Chief Executive Officer of Gold Coast Caribbean Importers, LLC from July 2009 until 2014. From 1995 until July 2009, Mr. Kadre served in various roles, including President, Vice President, General Counsel and Secretary, for CC1 Companies, Inc., a distributor of beverage products in markets throughout the Caribbean. Mr. Kadre is currently a member of the board of directors of Florida Free Trade Area of the Americas, Miami International Airport Blue Ribbon Aviation Panel and Florida Self-Insurers Guaranty Association, and is Chairman of the United Way Alexis de Tocqueville Society. Mr. Kadre serves as Chairman of the Board of Republic Services, Inc. and serves on the boards of directors of The Home Depot, Inc., Mednax Services, Inc. and the Board of Trustees of the University of Miami.

We believe Mr. Kadre contributes to our Board his significant chief executive and senior management experience leading large companies, as well as his experience as a director of companies, including service as chairman and lead independent director of three public companies.

Stephen Kraus, age 46, has served as a director since March 2016. Mr. Kraus has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 2004 and has been a partner since 2011. Mr. Kraus currently serves on the boards of directors of various privately held companies. Mr. Kraus also serves as an advisor to various organizations, including but not limited to Boston Children’s Hospital and the Harvard Business School's Center for

Entrepreneurship, and on the investment committees of various organizations, including but not limited to Blue Cross Blue Shield of Massachusetts.

We believe Mr. Kraus is qualified to serve on our Board due to his experience as a venture capitalist and his service on the boards of directors of other healthcare companies.

Class I Continuing Directors - Terms expire in 2024

Naomi Allen, age 49, has served as a director since February 2020. Since October 2019, Ms. Allen has served as the Chief Executive Officer and Co-founder of Brightline, Inc. From April 2018 until October 2019, Ms. Allen served as the Chief Growth Officer at Livongo Health, Inc., overseeing key strategic growth initiatives. Prior to Livongo Health, Inc., Ms. Allen was a category designer at Play Bigger from February 2017 to April 2018. Prior to joining Play Bigger, Ms. Allen was on sabbatical from December 2015 until February 2017, and also held various executive positions at Castlight Health, Inc. from April 2008 until December 2015.

We believe Ms. Allen contributes to our Board because of her experience advising healthcare companies as an executive officer.

Matthew G. Manders, age 61, has served as a director since March 2022. Mr. Manders served as the president of Cigna Corporation’s (“Cigna”) Government and Solutions organization from January 2021 through December 2021, building on his successful 30-plus-year career with the company. From November 2018 to January 2021, Mr. Manders served as the President of Cigna’s Strategy and Solutions organization. Prior those roles, he served as Cigna’s President of Government & Individual Programs & Group Insurance from February 2017 to November 2017, and as President US Markets from June 2014 to February 2017. Mr. Manders has served as a Trustee of Eisenhower Fellowships since 2013, is the Chair of its Administration and Finance Committee, and is a member of its Audit, Compensation and Executive Committees.

We believe Mr. Manders contributes to our Board because of his financial expertise and his experience supervising healthcare companies as an executive officer.

Adair Newhall, age 44, has served as a director since May 2017. Mr. Newhall is a Partner at StepStone Group, which acquired Greenspring Associates in 2021, where he served in various position since January 2015. Prior to Greenspring Associates, Mr. Newhall served as a principal at Domain Associates, LLC from August 2009 until December 2014. Prior to joining Domain Associates, LLC, Mr. Newhall worked in the business development group at Esprit Pharma, Inc., where he assisted with multiple product acquisitions and the subsequent sale of the company to Allergan plc. Before that, Mr. Newhall worked at ESP Pharma, Inc., which was acquired by PDL BioPharma, Inc. Mr. Newhall currently serves on the Board of Crown Laboratories, Inc. and is a board observer at Aetion, Inc. and Paladina Health LLC.

We believe Mr. Newhall contributes to our Board through his experience investing in and advising healthcare companies, as well as his experience as a director of companies.

Andrew Slavitt, age 56, has served as a director since August 2021. He previously served as a director of the Company form April 2018 until January 2021, when he was appointed as President Biden’s White House Senior Advisor for the COVID-19 response effort. Mr. Slavitt is the founder and General Partner of Town Hall Ventures, which invests in healthcare innovations in vulnerable communities, a position he has held since 2018. Prior to that, he served as the Acting Administrator for the Centers for Medicare & Medicaid Services from 2015 to 2017, and as Group Executive Vice President of Optum, UnitedHealth Group's health services platform, from 2012 to 2014. From 2006 through 2011, Mr. Slavitt was the CEO of OptumInsight (formerly Ingenix), a UnitedHealth Group subsidiary. He serves on the Board of Directors of private companies Cityblock Health, Inc. and Equality Health, LLC, is co-chair of the Future of Healthcare Initiative at the Bipartisan Policy Center, and previously served as a director of Capella Education Company, an education services company (formerly Nasdaq: CPLA). Mr. Slavitt received his MBA from Harvard Business School and Bachelor of Arts and Bachelor of Science degrees from the University of Pennsylvania.

Mr. Slavitt brings to our Board of Directors extensive executive and leadership experience in the healthcare industry. His leadership at Centers for Medicare & Medicaid Services and within the healthcare insurance industry provides a valuable perspective to our Board.

Class III Continuing Directors - Terms expire in 2024

Robert J. Sheehy, age 65, is one of our co-founders and served as Chief Executive Officer from September 2015 until April 2020, and served as our Executive Chairman from April 2020 to May 2021. From 1986 to 2008, Mr. Sheehy held various executive positions at UnitedHealth Group, Inc., including as Chief Executive Officer of UnitedHealthcare, Inc. Mr. Sheehy currently serves on the Board of Directors for Radiology Partners, Inc. and the University of Michigan Health

System. Following UnitedHealth Group, Inc. Mr. Sheehy served as an Operating Partner at Genstar Capital LLC, an Executive Partner at Flare Capital Partner, and a Strategic Advisor at Cimarron Healthcare Capital. Mr. Sheehy also continues to serve as an Executive Partner at Flare Capital Partners.

We believe that Mr. Sheehy brings leadership and a wealth of experience in healthcare to the Board, as well as knowledge of regulations and issues facing healthcare providers and medical companies.

G. Mike Mikan, age 51, has served as our Chief Executive Officer and President since April 2020. Mr. Mikan joined as our Vice Chairman and President in January 2019. Prior to joining Bright Health, Mr. Mikan served as Chairman and Chief Executive Officer of Shot-Rock Capital, LLC, a private investment firm, from January 2015 until December 2018. From January 2013 until December 2014, he served as President of ESL Investments, Inc. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group, Inc., including as Chief Financial Officer and as Chief Executive Officer of UnitedHealth Group’s Optum subsidiary. Mr. Mikan serves as a director of AutoNation, Inc.

We believe that Mr. Mikan contributes to our Board his management experience and expertise in the healthcare sector.

Kedrick D. Adkins Jr., age 70, has served as a director since February 2020. Mr. Adkins served as the Chief Financial Officer for the Mayo Clinic from 2014 through his retirement at the end of 2017. He also served as the President of Integrated Services of Trinity Health Care from 2007 to 2014. Prior to his service at Trinity Health Care, Mr. Adkins had a 30-year tenure at Accenture, a global management consulting firm. Mr. Adkins is a certified public accountant. Mr. Adkins currently serves as a director and member of the audit committee for ProAssurance Corporation. Mr. Adkins currently serves on the Advisory Board of Welsh, Carson, Anderson & Stowe, an investment firm specializing in healthcare and technology, and the board of directors for CHRISTUS Health, the University of Michigan Hospital System, and Medical Memory, a medical technology startup.

We believe Mr. Adkins contributes to our Board his experience as an executive at major healthcare companies as well as his experience in boardrooms for healthcare companies.

Mohamad Makhzoumi, age 43, has served as a director since March 2016. Mr. Makhzoumi is a General Partner and Head of Global Healthcare at New Enterprise Associates, where he has served in various positions since 2005. Prior to joining New Enterprise Associates, Mr. Makhzoumi served as an associate at Summit Partners, L.P. and as an analyst at UBS Group AG, concentrating on leveraged finance and sponsor-led transactions. Mr. Makhzoumi currently serves on the board of directors of private companies Aetion, Inc., American Pathology Partners, Inc., Collective Health, Inc., Comprehensive Pharmacy Services, Inc., Nuvolo Technologies Corp, and Radiology Partners, Inc.

We believe Mr. Makhzoumi contributes to our Board his extensive experience investing in and advising healthcare companies, as well as his experience as a director of companies.

Corporate Governance

Our business and affairs are managed under the direction of our Board. Our Board currently consists of 12 directors divided into three classes. The Board and its committees meet throughout the year on a set schedule and hold special meetings and act by written resolution from time to time, as appropriate. For the year ended December 31, 2022, our Board held ten meetings. Our Audit Committee, Compensation and Human Capital Committee (“Compensation Committee”), and Nominating and Corporate Governance Committees held four, four, and one meeting(s), respectively, during 2022. In 2022, each director attended at least 75% of the meetings of the Board during such director’s tenure and substantially all of the total number of meetings held by any of the committees of the Board on which the director served. Members of our Board are encouraged to attend our annual meetings of stockholders. All of our then-serving directors attended our 2022 annual meeting of stockholders, except for Jeffrey R. Immelt, Stephen Kraus, and Mohamad Makhzoumi.

Board Leadership Structure

Our Board is led by Mr. Sheehy, the Chairman of the Board. Mr. Kadre, our Lead Director, provides effective independent oversight of management. Our Board selects its Chairperson and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company, and thus has no policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process, however, and that it is in the best interests of our company to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Accordingly, the Board may determine that it is appropriate in the future to combine the roles of Chairperson and Chief Executive Officer.

When the Chairperson of the Board is not independent, our Board elects a Lead Director. The Lead Director helps coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director presides at Board meetings at which the Chairperson is not present and, among other things, collaborates with our Chief Executive Officer on Board matters, and acts as a liaison between the independent directors, on one hand, and stockholders or the Chairperson, on the other.

Role of Board of Directors in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The internal audit function reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Audit Committee

The members of our Audit Committee are Kedrick Adkins, who serves as the Chair, Manuel Kadre and Linda Gooden, each of whom qualifies as an independent director under the NYSE corporate governance standards and independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Kedrick D. Adkins, Manuel Kadre and Linda Gooden each qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, performance and independence, (4) our corporate compliance program, including our code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder, (5) our risk management policies and procedures and (6) the performance of our internal audit function.

Our Board has adopted a written charter for the Audit Committee, which is available on our website investors.brighthealthgroup.com.

Compensation and Human Capital Committee

The members of our Compensation Committee are Jeffrey R. Immelt, who serves as the Chair, Mohamad Makhzoumi and Manuel Kadre, each of whom meets the NYSE’s independence requirements applicable to compensation committee members.

The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to, among other things, (1) setting our compensation program and the compensation of our executive officers and directors, (2) administering our incentive and equity-based compensation plans and (3) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website investors.brighthealthgroup.com.

Compensation Committee Interlocks and Insider Participation

None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board. No member of our Compensation Committee has a material interest in any transaction described in the section titled “Certain Relationships and Related Party Transactions” below.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Manuel Kadre, who serves as the Chair, Stephen Kraus and Naomi Allen, each of whom qualifies as an independent director.

The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any committee of the Board and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website investors.brighthealthgroup.com.

Director Independence

Pursuant to the corporate governance listing standards of the NYSE, a director employed by us cannot be deemed to be an independent director. Each other director will qualify as independent only if our Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
The Board has affirmatively determined that each of our directors, other than G. Mike Mikan and Robert J. Sheehy, qualifies as independent in accordance with the NYSE rules. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).

Background and Experience of Directors; Board Diversity

In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any stockholders agreement or investor rights agreement to which the Company is party.

The Nominating and Corporate Governance Committee is expected to consider (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

The Board is expected to monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholder Communications Policy

Stockholders and other interested parties may communicate directly and confidentially with the Board or the independent directors by sending a letter addressed to the intended recipients, c/o Corporate Secretary, 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437. The secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Bright Health (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Stockholder Recommendations of Director Candidates

Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to Bright Health Group, Inc., Attn: Corporate Secretary, 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437, by registered, certified or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its chair will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan without first obtaining pre-clearance from our General Counsel or his or her designee. None of our executive officers or directors pledged any of our securities during 2022.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is available on our website, investors.brighthealthgroup.com. For information about how to obtain the Code of Conduct, see Part I, Item 1, “Business.” If our Board were to amend our Code of Conduct or waive any provision of our Code of Conduct for a director or executive officer of the Company, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our website set forth above.

Delinquent Section 16 (a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of reports on Forms 3 and 4 and amendments thereto filed electronically with the SEC during, and reports on Form 5 and amendments thereto filed electronically with the SEC with respect to, the year ended December 31, 2022, and based further upon written representations received by us with respect to the need to file reports on Form 5, no persons filed late reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2022 other than (i) a late Form 4 for Jeffrey Scherman for a transaction on March 7, 2022 and (ii) a late Form 4 for Jeffrey Scherman for a transaction on May 9, 2022.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended December 31, 2022, which we also refer to as 2022.
We have provided this information for each person who served as our principal executive officer, our principal financial officer and our two most highly compensated executive officers employed in 2022 (other than our principal executive officers and our principal financial officer), all of whom we refer to collectively as our Named Executive Officers. We have also included this information for two former executive officers who would have been included based on their compensation for 2022 if they had continued to serve as executive officers at the end of the fiscal year.
Our Named Executive Officers for 2022 were:
•G. Mike Mikan, President and Chief Executive Officer
•Cathy Smith, Chief Financial and Administrative Officer
•Jeff Cook, Chief Operating Officer
•Jeff Craig, General Counsel
•Michael Carson, Former Chief Executive Officer-Bright HealthCare
•Sam Srivastava, Former Chief Executive Officer – NeueHealth

Compensation Philosophy and Objectives
As a healthcare company, we operate in a highly competitive business environment, which is characterized by rapidly changing market requirements and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services and demonstrate an ability to quickly identify and capitalize on new business opportunities. We recognize that our success in this environment is in large part dependent on our ability to attract and retain talented employees. Therefore, we maintain, and modify as necessary, an executive compensation and benefits program designed to attract, retain, and incentivize a highly talented, deeply qualified, and committed team of executive officers to share our vision and desire to work toward these goals.
We endeavor to create and maintain compensation programs that reward performance and serve to align the interests of our executive officers and stockholders. Pursuant to our compensation philosophy, we seek to attract, retain and engage the best talent by:

•	Fostering a pay-for-performance culture, where compensation is directly linked to company and individual goal achievement;

•
Providing “Total Rewards” (which includes compensation, benefits, work-life balance, recognition, and perquisites) that are competitive with the external market and reward performance that supports our mission, vision and values (Be Brave. Be Brilliant. Be Accountable. Be Inclusive. Be Collaborative.);

•	Awarding equity compensation that supports sustained performance and growth and aligns with the long-term interests of our stockholders; and

•	Ensuring equal pay for work of equal value, so that differences in pay are based on factors such as job, experience, education, performance and location.
Our Compensation Committee continues to be guided by this philosophy. We intend to continue to evaluate our philosophy and objectives and compensation programs as circumstances require, and, at a minimum, our Compensation Committee will review our executive compensation philosophy and objectives annually.
Process for Setting Compensation
Role of Compensation Committee and Management Team
The Compensation Committee is responsible for overseeing our executive compensation program, as well as determining and approving the compensation of our Chief Executive Officer and other Named Executive Officers.
Annual Compensation Review. The Compensation Committee reviews the compensation levels for our executive officers annually. For executive officers other than our Chief Executive Officer, our Compensation Committee considers input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends changes to base salary, target levels for cash incentive awards, incentive and equity awards and advises the Compensation Committee regarding the executive compensation program’s ability to attract, retain and motivate talented executive officers. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills, and individual performance, as well as the performance of our business. The Compensation Committee considers our Chief Executive Officer’s recommendations but may adjust components of compensation up or down as it determines in its discretion. The Compensation Committee makes the final compensation and equity decisions for all the executive officers.
Role of Compensation Consultant
The Compensation Committee engages Willis Towers Watson (“WTW”) as its executive compensation consultant to advise on the establishment and review of our compensation programs, related policies and marketplace compensation trends. The Compensation Committee reviewed the independence of WTW under NYSE and SEC rules. Based on its review and information provided by WTW regarding the provision of its services, fees, policies and procedures, presence (if any) of any conflicts of interest, ownership of Bright Health stock, and other relevant factors, the Compensation Committee concluded that the work of WTW has not raised any conflicts of interest and deemed them to be an independent advisor to the Compensation Committee. The executive compensation consultant reports directly to the Committee and does not provide any additional services to management.
Use of Competitive Data
For purposes of comparing our executive compensation against the competitive market, the Compensation Committee established market pay references using multiple third party published surveys including:
•Equilar Top 25 Executive Compensation Survey
•Mercer IHP and Executive Compensation Survey
•Radford Technology and Life Sciences Survey
For each Named Executive Officer, the Compensation Committee sets annual base salary and the target level of annual and long-term incentives, with the intention that such target amounts, together with base salary, provide market competitive total annual target compensation. The target compensations levels for our Named Executive Officers are not intended to align with a specific percentile of the market surveys. These comparisons are part of the total mix of information used to evaluate base salary, short-term and long-term incentive compensation for each Names Executive Officer.
The Compensation Committee, with input from our independent compensation consultant, did not establish a peer group for 2022, but intends to again evaluate whether an appropriate executive officer compensation peer group can be established for any market-based analysis conducted during 2023.
Executive Compensation Practices
We incorporated the following executive compensation and governance principles when making decisions on compensation for the Named Executive Officers in 2022, which we believe are based on industry leading practices. We avoid practices that do not align with the goals of the Company and our stockholders.

What We Do	What We Don’t Do
•Pay-for-performance: A significant portion of the total compensation for our Named Executive Officers is designed to encourage focus on both our short-term and long-term strategic, financial, and operational success and to reward outstanding individual performance.
•Align incentives with stockholders: Our executive compensation program is designed to focus our Named Executive Officers on our key strategic, financial and operational goals that will translate into long-term value-creation for our stockholders.
•Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.
•Clawback policy: We maintain a robust clawback policy providing the Compensation Committee the ability to cover incentive compensation from any Named Executive Officer in the event of certain restatements of financial results.
•Change in control: We require a ‘double trigger’ of both a change in control of the Company and resulting loss of employment.
•Ownership guidelines: We maintain stock ownership guidelines in order to increase alignment with stockholders.

•No supplemental retirement plans: We do not maintain any supplemental retirement plans.
•No tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.
•Repricing: We prohibit re-pricing of underwater stock options without stockholder approval.
•No hedging or pledging: We prohibit Named Executive Officers from hedging or pledging Company stock to discourage misalignment between our executives and the Company and its stockholders.
•No uncapped incentive plans: All of our incentive plans have maximum payouts to avoid excessive risk taking.

Say on Pay
At the 2022 Annual Meeting of Stockholders, 97% of the votes were cast in favor of the advisory vote to approve executive compensation. The Compensation Committee considers the results of the Say on Pay advisory vote from the previous year when reviewing the elements of our executive compensation program and determined not to make changes to the compensation design in 2023 based on the overall support of our executive compensation program.
Elements of 2022 Compensation Program
We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short- and long-term performance. The primary elements of our executive compensation program are base salary, annual cash incentive, equity-based compensation and certain employee benefits and perquisites. Brief descriptions of each principal element of our executive compensation program are summarized in the following table and described in more detail below. Bright’s executive compensation program is designed to provide compensation to our executives for performance on corporate financial and strategic objectives as well as individual performance and level of responsibility.

Compensation Element	Description	Objectives
Base Salary	Fixed compensation provided for service during the fiscal year	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives Rewards the scope of the job, experience, and performance

Annual Cash Incentive	At-risk compensation based on company financial and strategic objectives. Discretionary annual cash incentive determined after considering financial and individual performance	Retain and motivate executives to achieve or exceed financial goals and company objectives without taking excessive risks.

Equity Awards	Equity-based compensation that is subject to vesting based on continued employment or tied to specific performance objectives	The value of equity is directly related to the appreciation in value delivered to our stockholders over time, aligning the interests of our executives with those of our stockholders
Promotes long-term retention of talent

Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall market competitive benefits package
Base Salary
Base salaries compensate our Named Executive Officers for fulfilling the requirements of their respective positions and are intended to reflect the scope of their responsibilities, performance, skills and experience as well as competitive market practices. The base salaries of our Named Executive Officers are reviewed annually by our Compensation Committee.
For 2022, our Board approved new hire base salaries of $600,000 for Mr. Cook, $850,000 for Mr. Carson and a promotion base salary of $425,000 for Mr. Craig. Our Compensation Committee reviewed market compensation data from the surveys cited above with references reflecting annual revenues comparable to the Company’s estimated annual revenues and made no base salary increase in 2022 to Mr. Mikan or Ms.Smith.
The following table summarizes the base salaries for 2021 and 2022 of the Named Executive Officers who remained employed with us on December 31, 2022. The actual salary amounts earned by such Named Executive Officers for 2022 are reported in the Summary Compensation Table below.

Name	Fiscal Year End 2022 Base Salary ($)	Fiscal Year End 2021 Base Salary ($)	Percentage Increase (%)
G. Mike Mikan	1,300,000	1,300,000	-
Cathy Smith	650,000	650,000	-
Jeff Cook	600,000	-	-
Jeff Craig	425,000	231,000	84
2022 Discretionary Annual Cash Incentive Plan (“AIP”)
We believe it is important to motivate our key leaders to achieve our short-term performance goals by linking a portion of their annual cash compensation to the achievement of our approved operating plan by providing the opportunity to earn a discretionary annual cash individual incentive award if the approved operating plan is achieved. We provide a discretionary annual cash incentive award opportunity to key members of management, including our Named Executive Officers, under the terms and conditions of our annual incentive plan for 2022. The AIP supports the Company’s compensation philosophy by providing market-competitive incentive compensation designed to reward employees for Company profitability, individual performance, and overall collaboration.
The incentive provided to a participant under the AIP is termed an “individual incentive award” or “IIA” and refers to the amount that may be awarded to a participant as a cash award. The AIP sets out the terms under which an individual incentive award may be granted and payable to a participant.
The AIP is interpreted and administered by the Compensation Committee. The actions of the Compensation Committee are final and binding on all persons, including the participants and any beneficiary. The Compensation Committee, in its sole discretion, has the power, subject to, and within the limitations of, the express provisions of the AIP to: (i) determine from time to time which employees of the Company will be designated as eligible to participate in the AIP and the terms under which they will be entitled to participate; (ii) establish, change and adjust, in its sole discretion, an eligible employee’s individual incentive award; and (iii) interpret all plan provisions and decide all disputes concerning eligibility and payment under the AIP.

An employee must satisfy the following requirements in order to be granted an individual incentive award:

•	Minimum Service. The employee must have been employed by the Company for at least two consecutive months ending on the last day of the fiscal year in which the individual incentive award is granted.

•	Employment. To be eligible to be granted an individual incentive award, the employee must have been employed by the Company continuously until the incentive award payment date.
An overall AIP pool is determined by the Compensation Committee based on (i) each eligible employee’s annual earnings, multiplied by (ii) the employee’s target individual incentive award amount, multiplied by (iii) the company performance factor (based on achievement of our operating plan). A participant’s incentive award takes into consideration individual, team and Company performance results. At the end of each fiscal year, our Compensation Committee determines, in its discretion, the individual incentive award amount for our Chief Executive Officer and our other Named Executive Officers.
Individual incentive awards are paid as cash awards on a date that is after the end of the fiscal year in which the individual incentive award is granted. For 2022 awards, 50% of the anticipated awards were paid in January 2023 and the balance was paid in March 2023. Individual incentive awards are prorated for time employed during the fiscal year.
Determination of 2022 Individual Incentive Awards under our AIP
For 2022, the Compensation Committee approved the following financial and strategic metrics that they believed best incent our executives to execute on the Company’s strategy and drive performance:
•gross revenue;
•adjusted EBITDA;
•medical cost ratio;
•transitioning to a fully aligned care delivery in Florida and Texas; and
•achieving specified technology milestones.
When determining the 2022 Individual Incentive Awards, the Compensation Committee evaluated the Company’s overall execution against these performance metrics, as well as the execution of our updated business model to exit the Affordable Care Act Marketplace as an insurer at the end of 2022, thereby ceasing offering of IFP products nationwide and MA products outside of California. Although performance against the metrics as a whole suggested a performance factor of 130% of target, in light of the Company’s significant transition in 2022, its failure to meet certain performance metrics, and the need to continue to implement our restructuring plan and align expenses with our updated business model, the Compensation Committee approved a performance factor of 100% of target.

The following table summarizes the amount paid to each Named Executive Officer under the AIP in 2022 (other than Mr. Srivastava, who was not eligible for a bonus as he left the Company in May 2022), as compared to the target opportunity.

Name		2022 Base Salary Paid ($)	Target IIA (%)	Target IIA Amount ($)	Actual IIA Paid ($)(1)
G. Mike Mikan		1,300,000	130	1,690,000	1,690,000
Cathy Smith	0	650,000	90	585,000	585,000
Jeff Cook(2)		300,000	90	540,000	540,000
Jeff Craig		380,231	50	190,115	190,115
Michael Carson(3)		418,462	90	765,000	765,000

(1)
Individual incentive awards under the AIP in 2022 were calculated by multiplying each Named Executive Officer’s 2022 actual salary paid by the target individual incentive award percentage by the 100% performance factor described above as adjusted based on individual performance.

(2)	Mr. Cook’s target incentive award was based on a full year’s earnings in accordance with his offer letter.
(3)	Mr. Carson’s target incentive award was based on a full year’s earnings, in accordance with our severance plan and his offer letter.

Long-Term Equity Incentive Compensation
We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Equity awards have been granted pursuant to the terms of our 2016 Stock Incentive Plan, as amended (the “2016 Equity Plan”) and the 2021 Omnibus Incentive Plan, which became effective June 5, 2021 (the “2021 Equity Plan”). No further awards will be granted under the 2016 Equity Plan. However, all outstanding awards granted under the 2016 Equity Plan will continue to be governed by the existing terms of the 2016 Equity Plan and the applicable award agreements.
We use equity awards in the form of restricted stock units (“RSUs”) and stock options to deliver long-term incentive compensation opportunities to our executive officers, including the Named Executive Officers, and to address special situations as they may arise from time to time.
The Compensation Committee determines the amount of annual equity awards for our executive officers after taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own long-term incentive compensation), the external market benchmarks, outstanding equity holdings of each executive officer, criticality of position and individual performance (both historical and expected future performance).
In 2022, the Compensation Committee adopted an Equity Award Policy that provides that annual equity awards shall be granted on the third business day after the Company’s release of its annual earnings for the previous fiscal year, subject to limited exceptions.
2022 Option Grants to Named Executive Officers
On March 7, 2022, the Compensation Committee authorized annual equity grants to our Named Executive Officers (other than Messrs. Cook and Carson, whose employment had not yet commenced). Except in the case of Mr. Craig, the 2022 annual equity grants were 50% non-qualified stock options and 50% restricted stock units. The 2022 grants to all Named Executive Officers were as follows:

Name	Number of Options Granted	Number of RSUs Granted
G. Mike Mikan	3,458,367	1,815,642
Cathy Smith	1,489,758	782,123
Jeff Cook (1)	—	1,142,132
Jeff Craig (2)	—	139,665
Michael Carson (1)	1,113,861	571,066
Sam Srivastava	478,851	251,397

(1)	Mr. Cook and Mr. Carson’s equity grants were made on August 15, 2022 to coincide with the commencement of their employment.
(2)	Mr. Craig was not a Named Executive Officer at the time of the annual grant and thus his grant was based on his then current role of Vice President, Senior Managing Counsel.
Other Compensation
Retirement Benefits
We maintain the Bright Health Management, Inc. 401(k) Plan (the “401(k) plan”), which is intended to be qualified under Section 401(a) of the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. Our 401(k) plan provides eligible employees, including the Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the plan. Employees who are at least 18 years old and have completed three months of service are eligible to join the 401(k) plan immediately. Eligible participants of the 401(k) plan may contribute any amount up to 100% of their pay, with a maximum of $20,500 for 2022, and eligible participants who are 50 years or older may qualify to make additional pre-tax or “catch-up” deferrals of up to $6,500. The Roth 401(k) deferral option gives participants the flexibility to designate all or part of their 401(k) elective deferrals as Roth contributions, all of which are made with after-tax dollars. We make a safe harbor matching contribution equal to 100% of each eligible participant’s first 2% of compensation and 50% of the next 4% of compensation for a maximum company match of 4%. Participants are fully vested in the matching contribution after 1 year of service.
Health and Welfare Benefits
We provide various employee benefit programs to our Named Executive Officers, including medical, dental, vision, employee assistance program, flexible spending accounts, health savings accounts, lifestyle spending accounts, disability insurance, supplemental income replacement plans and life and accidental death and dismemberment insurance. These benefit programs are available to all of our full-time employees. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Benefits
We provide employer matching contributions under the 401(k) plan to all participating employees, including our Named Executive Officers. In 2022, Mr. Mikan was permitted a limited amount of personal use of the Company’s leased aircraft upon approval by the Chair of the Compensation Committee. We do not reimburse any taxes for imputed income associated with any such personal travel. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
No Pension Benefits
Other than with respect to our 401(k) plan, our employees, including the Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
No Nonqualified Deferred Compensation

During 2022, none of our Named Executive Officers contributed to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
Compensation Policies and Practices
Ownership Guidelines
Our Stock Ownership Guidelines (the “Guidelines”) are designed to align our directors' and executives' interests with our stockholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require non-employee directors and executive officers to achieve and maintain ownership of our shares equal to five times base salary for the CEO, three times base salary for all other executive leadership team members and three times the annual cash retainer for non-employee directors. The ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the average daily closing share price for the previous 12 months through October 31 of each calendar year.
During any year in which a participant is not in compliance with the ownership requirement, the Compensation Committee may require such participant to retain at least 50% of net shares delivered through our equity incentive plans (“net shares” means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options).
Clawback Policy
Pursuant to our Clawback Policy for executive officers, the Compensation Committee may recover cash-based and performance-based-equity incentive compensation paid to any current or former officer (as defined by Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results caused by or contributed to by such officer's fraud, willful misconduct, or gross negligence if the incentive compensation received by such officer exceeded the amount that such officer would have received based on the restated financial results.
Policy on Hedging and Prohibited Transactions
Our Insider Trading Policy prohibits employees, non-employee directors and related persons from engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan without first obtaining pre-clearance from our General Counsel or his or her designee.
Compensation Policies as they relate to Risk Management
The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their business operations or functions and in carrying out their employment responsibilities. Specifically:
•a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation;
•our annual incentive award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short and long-term success;
•our long-term incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules; and
•our executive stock ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock.
The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.
Severance Arrangements and Change in Control Vesting
Effective January 1, 2021, our Board adopted the Bright Health Management Inc. Severance Benefits Plan (amended effective as of June 1, 2021, the “2021 Severance Plan”) (as described in further detail below under “Potential Payments upon Termination or Change in Control”), which supersedes the severance provisions of the employment agreements for all the Named Executive Officers except for Mr. Mikan, who is entitled to severance benefits pursuant to his employment agreement. We provide these severance benefits in order to offer an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Severance benefits allow our executives to focus on our objectives without concern for their employment security in the event of a termination.
Mr. Mikan’s employment agreement, (amended as September 23, 2021) provides for severance benefits and accelerated vesting of a portion of his equity awards (as described in further detail below under “Potential Payments upon Termination or Change in Control”).
Tax and Accounting Implications
Our Board operates its compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Respectfully submitted by:

Jeffrey R. Immelt, Chair
Mohamad Makhzoumi
Manuel Kadre
Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation and Human Capital Committee Report is not incorporated into any such filings.

EXECUTIVE COMPENSATION
2022 SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation earned by our Named Executive Officers in the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
G. Mike Mikan CEO	2022	1,300,000	1,690,000	3,249,999	3,249,236		503,934	9,993,169
	2021	1,033,077	1,275,850	94,815,000	83,679,502		10,420	180,813,849

Cathy Smith CFO and CAO	2022	650,000	585,000	1,400,000	1,399,671		14,780	4,049,451
	2021	578,269	494,420	16,191,000	12,887,760		10,420	30,161,869

Jeff Cook(5) COO	2022	300,000	540,000	2,250,000	—	—	6,100	3,096,100

Jeff Craig(6) General Counsel	2022	380,231	190,115	250,000	—		12,200	832,546

Michael Carson(7) Former CEO, Bright HealthCare	2022	418,462	765,000	1,125,000	1,125,056		105,373	3,538,891

Sam Srivastava(8) Former CEO, NeueHealth	2022	247,692	—	450,000	449,894		12,200	1,159,786
	2021	504,423	359,401	14,301,000	12,887,760		8,700	28,061,284

___________________
(1)The amounts reported in this column represent individual incentive awards awarded pursuant to our AIP in 2022. These awards are discussed in further detail under “Compensation Discussion and Analysis—Elements of 2022 Compensation Program—2022 Discretionary Cash Incentive Plan (“AIP”).” Mr. Carson was paid an individual incentive award that was not pro-rated, in accordance with our severance plan and his offer letter.
(2)Represents the aggregate grant date fair value of RSU grants made during each fiscal year, as calculated in accordance with accounting guidance applicable for the type of award, disregarding an estimate of forfeitures. For RSUs, fair value was calculated using the closing price of our common stock on the date of grant. The valuation assumptions used in determining such amounts are described in note 13 to our audited consolidated financial statements in this Form 10-K.
(3)The amounts reported in this column reflect the grant date fair value of the option awards granted to our Named Executive Officers calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in note 13 to our audited consolidated financial statements in this Form 10-K.
(4)All Other Compensation includes an employer matching contribution by the Company under the 401(k) plan for each named executive officer, and parking costs for Messrs. Mikan and Ms. Smith. All Other Compensation also includes $367,647 reimbursed to Mr. Mikan for life insurance premiums in 2022. The Company did not reimburse Mr. Mikan for life insurance premiums in 2021 but made two reimbursements in 2022 that related to 2021 and 2022. For Mr. Mikan, All Other Compensation also includes an incremental cost of $121,507 for use of the leased aircraft, which amount includes variable operating costs, fuel changes and landing fees and does not include fixed operating costs that do not change based on usage. Mr. Carson received $93,173 of severance payments in 2022
(5)Mr. Cook joined the Company on May 17, 2022.
(6)Mr. Craig was promoted into his role as General Counsel and Corporate Secretary on March 18, 2022.
(7)Mr. Carson joined the Company on May 17, 2022 and left the Company on December 2, 2022.
(8)Mr. Srivastava left the Company on May 11, 2022.

GRANTS OF PLAN BASED AWARDS IN 2022
The following table provides information with regards to each grant of plan-based awards made to a Named Executive Officer under any plan during the fiscal year ended December 31, 2022. For additional information regarding equity incentive plan awards, see “Long-Term Equity Incentive Compensation.”

			Estimated Future Payouts under Equity Incentive Plan awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
G. Mike Mikan	3/7/2022	3/7/2022	—	—	—	1,815,642	3,458,367	1.79	6,499,235

Cathy Smith	3/7/2022	3/7/2022	—	—	—	782,123	1,489,758	1.79	2,799,671

Jeff Cook	8/15/2022	8/15/2022	—	—	—	1,142,132	—		2,250,000

Jeff Craig	3/7/2022	3/7/2022	—	—	—	139,665	—		250,000

Michael Carson	8/15/2022	8/15/2022	—	—	—	571,066	1,113,861	1.97	2,250,056

Sam Srivastava	3/7/2022	3/7/2022	—	—	—	251,397	478,851	1.79	899,895
____________________
(1)The vesting schedule applicable to each award is set forth in the “— Outstanding Equity Awards at Fiscal Year End Table.”
(2)The amounts reported in this column do not reflect the actual economic value realized by the Named Executive Officer. The amounts reported in this column represent the grant date fair value of the awards granted to each of the Named Executive Officers in 2022 calculated in accordance with FASB Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in note 13 to our audited consolidated financial statements in this Form 10-K.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN- BASED AWARDS TABLE
Information regarding the elements of our executive compensation program for 2022 is provided above under “Compensation Discussion and Analysis.” The following is a discussion of material factors necessary to obtain an understanding of information disclosed under “—2022 Summary Compensation Table” and “Grants of Plan-Based Awards in 2022” that is not otherwise discussed in the Compensation Discussion and Analysis.
Employment Agreement
Pursuant to Mr. Mikan’s amended and restated employment agreement, effective as of September 23, 2021 (the “Mikan Employment Agreement”), Mr. Mikan serves as our President, Chief Executive Officer and Vice Chair of our Board. Mr. Mikan is entitled to a base salary of $1,300,000, which may be increased at the discretion of the Board. In addition, he is eligible to participate in the AIP, pursuant to which he has a target individual incentive opportunity equal to 130% of his annual base salary. The Mikan Employment Agreement also provides that Mr. Mikan is entitled to reimbursement from the Company up to $100,000 annually for the costs of a life insurance policy (plus the amount of any incremental tax liabilities resulting from such reimbursement). The reimbursement for premiums in 2021 and 2022 were both made in 2022.
Pursuant to the Mikan Employment Agreement, Mr. Mikan is also entitled the severance and change of control benefits described below under “—Potential Payments Upon Termination or Change in Control.”
Personal Aircraft Use
In 2022, Mr. Mikan was permitted a limited amount of personal use of the Company’s leased aircraft upon approval by the Chair of the Compensation Committee. We do not reimburse any taxes for imputed income associated with any such personal travel. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
The following table provides information with regard to each outstanding equity award held by the Named Executive Officers on December 31, 2022. The market value of the RSUs and PSUs is based on the closing market price of our stock on December 30, 2022, which was $0.65.
Outstanding Equity Awards at Fiscal Year End Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise/ Grant Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That have not vested (#)(2)	Market Value of Shares or Units of Stock That have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not vested ($)
G. Mike Mikan	1/23/2019	11,059,687	235,313	$1.04	1/23/2029	6/28/2021	0	0	7,350,000	4,776,765
	2/19/2020	3,708,123	1,526,877	$1.77	2/19/2030	12/14/2021	7,000,000	4,549,300	0	0
	11/19/2020	859,374	790,626	$2.30	11/19/2030	3/7/2022	1,815,642	1,179,986	0	0
	2/10/2021	3,580,632	4,321,656	$2.30	2/10/2031
	3/7/2022	0	3,458,367	$1.79	3/7/2032

Cathy Smith	11/4/2019	1,004,250	690,627	$1.77	11/4/2029	6/28/2021	0	0	1,050,000	682,395
	2/19/2020	237,498	175,002	$1.77	2/19/2030	12/14/2021	1,700,000	1,104,830	0	0
	11/19/2020	225,000	225,000	$2.30	11/19/2030	3/7/2022	782,123	508,302	0	0
	2/19/2021	450,000	750,000	$2.30	2/19/2031
	3/7/2022	0	1,489,758	$1.79	3/7/2032

Jeff Cook						8/15/2022	1,142,132	742,272	0	0

Jeff Craig	5/28/2020	13,125	9,375	$1.77	5/28/2030	3/7/2022	139,665	90,768	0	0
	11/19/2020	8,124	6,876	$2.30	11/19/2030
	2/19/2021	11,250	18,750	$2.30	2/19/2031
	3/5/2021	7,185	7,815	$2.30	3/5/2031

Michael Carson(4)	8/15/2022	0	1,113,861	$1.97	8/15/2032	8/15/2022	571,066	371,136
____________________
(1)25% of these option awards vest on the one year anniversary of the vesting commencement date, and 1/48th of the options vest each month for three years thereafter. 3,600,000 options granted to Mr. Mikan on January 23, 2019 were transferred to Mikan Family Enterprise, LLC in 2021, all of which are exercisable.
(2)60% of the RSUs granted on December 14, 2021 vest on the 2nd anniversary of the grant date and 40% on the 3rd anniversary of the grant date.
(3)The PSUs listed in this column vest if the following performance conditions are met: (a) if a price per share goal is achieved before June 28, 2027 and the Named Executive Officer remains employed through such date, the corresponding PSUs vest, and (b) if a price per share goal is achieved after such date, the corresponding PSUs shall vest upon the achievement of such price per share goal. As of December 31, 2022, the price per share goal had not been achieved with respect to any such PSUs.
(4)Pursuant to the 2021 Severance Plan, these awards are subject to continued time-based vesting for 78 weeks following the date of Mr. Carson’s separation.

OPTION EXERCISES AND STOCK VESTED
Our Named Executive Officers did not exercise any options in 2022. No stock awards held by our Named Executive Officers vested in 2022.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Each Named Executive Officer is entitled to potential payments and benefits in connection with a qualifying termination of employment or a change in control. The information below describes and estimates potential payments and benefits to which the Named Executive Officers would be entitled under existing arrangements if a qualifying termination of employment or change in control occurred on December 30, 2022. These arrangements include:
•the 2021 Severance Plan;

•the 2016 Plan and the 2021 Plan; and
•Mr. Mikan’s employment agreement.
These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a qualifying termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact. We have calculated the acceleration value of all equity awards using the market value of shares of our common stock of $0.65 as of December 30, 2022.
2021 Severance Plan
The 2021 Severance Plan provides severance benefits to all the Named Executive Officers except Mr. Mikan, who is entitled to severance benefits pursuant to his employment agreement, described below. The 2021 Severance Plan is administered by our Chief People Officer (or such other person or persons as determined by our Board). Each Named Executive Officer, other than Mr. Mikan, is eligible to severance benefits if such employee is terminated for reasons determined by the administrator to be an “involuntary termination” of employment by the Company for reasons beyond the participant’s control or by the participant for Good Reason, defined below.
For purposes of the 2021 Severance Plan, a participant’s termination of employment is not an involuntary termination if such termination is:
•a termination by the Company or affiliate for Cause, defined below;
•a voluntary termination by a participant other than for Good Reason;
•a termination by the participant prior to the date specified by the Company for a participant’s involuntary termination of the participant’s active employment with the Company; or
•a termination on account of the participant’s death or disability.
Severance pay under the 2021 Severance Plan will be paid to our eligible Named Executive Officers for 52 or 78 weeks (the “Severance Period”). Severance pay will generally be paid at regular payroll intervals following the participant’s last day worked. Ms. Smith, Mr. Cook, and Mr. Carson are entitled to 78 weeks of base pay plus an amount equal to 1.5 times their target individual incentive award, paid over the Severance Period. Mr. Craig is entitled to 52 weeks of base pay plus an amount equal to 1.0 times his target individual incentive award, paid over the Severance Period.
In addition, the 2021 Severance Plan provides that our Named Executive Officers are entitled to elect and pay for 12 or 18 months of continued coverage under the Company’s group medical, dental and/or vision plans pursuant to COBRA, in accordance with ordinary plan practices. If a participant was enrolled in the Company’s group medical, dental and/or vision plans at the time of the participant’s termination of employment and timely elects continuation coverage under COBRA, the Company will, on a monthly basis, directly pay for the amount of the COBRA coverage cost for medical plan coverage that is in excess of the cost of coverage payable by an active employee of the Company for the “benefit subsidy period.” The benefit subsidy period begins immediately following the month active employee coverage terminates on account of the participant’s termination of employment.
Eligible Named Executive Officers will also be paid a prorated portion of the individual incentive award, if any, payable in accordance with the terms of the applicable Company AIP for the calendar year in which the participant’s termination of employment occurs (other than any requirement that participant remain employed through the end of the calendar year or at the time of payment), with such proration based on the full calendar months of the participant’s employment during such year. The prorated individual incentive award will be based on Company performance impacting individual incentive award eligible employees and will be paid at the time the Company pays the individual incentive award to other employees, but not later than March 15th of calendar year following the end of the calendar year in which the participant’s employment terminated. In accordance with the terms of his employment, Mr. Carson’s individual incentive award was not pro-rated during his first year of employment.
In addition, the 2021 Severance Plan provides that our eligible Named Executive Officers are entitled to continued vesting of any unvested outstanding equity awards subject to time-based vesting during the Severance Period.
In the event of a termination of employment within 12 months following the occurrence of a Change in Control, defined below, the following provisions will apply to eligible Named Executive Officers:
•The severance pay will be paid in a single lump sum as soon as practicable, but not later than 60 days, following the participant’s termination of employment.

•The individual incentive award will be equal to 100% of the participant’s target individual incentive award amount, and will be paid in a lump sum within 60 days following the participant’s termination of employment.
•Any unvested outstanding equity award subject to time-based vesting will vest in full at the time of the participant’s termination of employment.
In order to be entitled to any severance benefits under the 2021 Severance Plan, a participant must sign a release of claims and restrictive covenant agreement, which will include non-competition, non-solicitation and non-disparagement provisions.
Under the 2021 Severance Plan, the Company may recover, or “claw back,” from a participant any amounts previously paid pursuant to the 2021 Severance Plan if, following such payment, the administrator becomes aware of circumstances existing on the date of payment that could reasonably have been grounds for the participant’s termination of employment for Cause or if the participant violates the terms of the restrictive covenant agreement and/or release of claims.
Pursuant to the 2021 Severance Plan:
•“Cause” means that in the Company’s exclusive judgment, (i) conduct or statements that violate the Company’s employee and member relations standards, including those which require that Company employees treat each other with dignity and respect, (ii) violation of the Company’s standards, policies, or individual directives, regarding the prohibition of unlawful discrimination, harassment or retaliation, (iii) unsatisfactory attendance, conduct, or performance, (iv) violation of the Company’s standards of conduct, (v) violation of any Company or regulatory standard regarding protection of confidential information, and trade secrets, (vi) refusal to satisfactorily perform the duties, responsibilities and obligations of an employee’s position, (vii) dishonesty or other breach of an employee’s duty of loyalty affecting the Company or any customer, vendor or other Company employee, (viii) use of alcohol or prohibited substances in a manner that adversely affects the employee’s performance of the employee’s duties, responsibilities, and obligations as a Company employee, (ix) the employee’s conviction of any crime which has a nexus with the employee’s position, (x) commission of any other willful or intentional act the Company believes may injure the reputation, business or business relationships of the Company and/or the employee, (xi) the existence of any court order or settlement agreement prohibiting the employee’s continued employment with the Company, (xii) insubordination, (xiii) violation of any statutory or regulatory standard applicable to the Company, or violation of any Company policy or procedure, which adversely affects the Company’s legal rights.
•“Good Reason” means, without the express written consent of the participant:
(a)the assignment to the participant of any duties that results in a material diminution in such participant’s position, authority or responsibilities or any other substantial adverse change in such position, authority or responsibilities, that results in a reduction of the participant’s grade level, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company as set forth below;
(b)the material diminution in the participant’s total compensation (including Base Salary and incentive pay), other than (i) an insubstantial and inadvertent failure remedied by the Company as set forth below, or (ii) a reduction in compensation which is applied to all similarly situated employees of the Company in the same dollar amount or percentage; or
(c)the Company’s requiring the participant to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the participant’s work, except for travel reasonably required in the performance of the participant’s responsibilities.
Before a termination by the participant will constitute termination for Good Reason, (i) the participant must give the Company written notice of the termination within sixty (60) calendar days of the initial occurrence of the event that constitutes Good Reason, (ii) the Company is provided an opportunity to remedy the event or events constituting Good Reason within thirty (30) days after receipt of the notice from the participant, (iii) the Company fails to cure the event or events constituting Good Reason, and (iv) the participant terminates employment within sixty (60) days of the end of the Company’s cure period.
2016 Plan and 2021 Plan
The 2016 Equity Plan provides that upon a participant’s termination of service, the Board may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination) cause options (or any part thereof) then held by such participant to terminate, to vest and become exercisable, or to continue to vest and become exercisable or to remain exercisable following such termination of service, and restricted stock awards, restricted stock units or other share-based awards then held by such participant to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of service, in each case in the manner determined by the Board; however (a) no Option may remain exercisable beyond its expiration date and (b) any such action adversely affecting any outstanding incentive award may not be effective without the consent of the affected participant.
In connection with a change in control, unless provision is made in connection with the change in control in the sole discretion of the parties to the change in control for the assumption or continuation by the successor entity of incentive awards theretofore granted, all outstanding incentive awards granted under this 2016 Equity Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of any vested incentive award will receive for each share of common stock subject to such incentive award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Board in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of common stock in connection with such change in control and the purchase price per share, if any, under the incentive award, multiplied by the number of shares of common stock subject to such incentive award that were vested at the time of cancellation (or in which such incentive award is denominated); however, if such product is zero ($0) or less or to the extent that the incentive award is not then vested or exercisable, the incentive award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a change in control may be received by holders of shares of common stock on a contingent or delayed basis, the Board may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the change in control on the basis of the Board’ good faith estimate of the present value of the probable future payment of such consideration. The 2016 Equity Plan further provides that no incentive award may include the acceleration of the vesting or exercisability of such incentive award in connection with a change in control, unless such acceleration provision is approved by the Board.
In connection with any change in control under the 2021 Equity Plan, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any awards, provided that (unless the applicable award agreement provides for different treatment upon a change in control) with respect to any performance-vested awards, any such acceleration will be based on (A) the target level of performance if the applicable performance period has not ended prior to the date of such change in control and (B) the actual level of performance attained during the performance period of the applicable performance period has ended prior to the date of such change in control; and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.
Potential Payments to Mr. Mikan
Mr. Mikan is not entitled to any cash severance payments upon termination due to death, disability, or for Cause (as defined in the Mikan Employment Agreement).
Pursuant to the Mikan Employment Agreement, if the Company terminates Mr. Mikan’s employment without Cause or Mr. Mikan voluntarily terminates his employment for Good Reason, then subject to his continued material compliance with the Mikan Employment Agreement and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, the Company will pay him an amount equal to (x) two times the sum of his then applicable annual base salary, (y) two times the then applicable target annual individual incentive award payment and (z) the full year target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with the Company’s payroll practice over 24 months commencing within 60 days after the termination date.
In addition, Mr. Mikan will receive health and welfare benefits continuation for 24 months following the termination date. Finally, the number of unvested equity awards granted to him under the Company’s equity incentive plans as of the termination date which would have vested over the 24 month period commencing on the termination date (assuming continued employment throughout such period) in accordance with the terms of the applicable grant agreements will automatically vest in full.
The Mikan Employment Agreement also provides that in the event that the Mr. Mikan’s employment is terminated involuntarily or Mr. Mikan voluntarily terminates his employment for Good Reason within 24 months of a Change of Control, Mr. Mikan shall receive a lump sum equal to (x) two times the sum of his then applicable annual base salary, (y)

two times the then applicable target annual individual incentive award payment and (z) the full year target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. In addition, Mr. Mikan will receive full acceleration of vesting on all outstanding equity awards, provided that the Special IPO PSU Grant will only be accelerated to the extent then vested.
The Mikan Employment Agreement further provides that in the event of Mr. Mikan’s death, a number of unvested equity awards granted to him under the Company’s equity incentive plans will become vested as follows: (i) if, at the time of his death, fewer than one half of the equity awards have vested, then such number of shares will become vested in full automatically such that one half of the equity awards will be vested; and (ii) if, at the time of his death, one half or more of the equity awards have vested, then the number of unvested equity awards as of the date of his death which would have vested over the twelve month period commencing on the date of his death (assuming continued employment throughout such period) in accordance with the terms of the applicable grant agreements will automatically vest in full.
Definitions
Under the Mikan Employment Agreement, “Cause” is defined as one or more of the following: (i) a material breach of the Mikan Employment Agreement by the executive and the executive’s failure to cure such breach within 10 business days following written notice by the Company; (ii) a breach of the executive’s duty of loyalty to the Company; (iii) the indictment or charging of the executive of, or the plea by the executive of nolo contendere to, a felony or a misdemeanor involving moral turpitude or other willful act or omissions causing material harm to the standing and reputation of the Company; (iv) the executive’s repeated failure to perform in any material respect his duties under the Mikan Employment Agreement, and the executive’s failure to cure such failures within 10 business days following written notice by the Company; (v) theft, embezzlement, or willful misappropriation of funds or property of the Company by the executive; (vi) a material violation by the executive of the Company’s written employment policies, and the executive’s failure to cure such violation within 10 business days following written notice by the Company; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or willful failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. Notwithstanding the foregoing, the executive will not be deemed to have been terminated for Cause unless and until there has been delivered to executive a written statement, executed by the Chairman of our Board (after reasonable notice to the executive and an opportunity for the executive to be heard by the Board), stating that in the good faith opinion of the Chairman of our Board the executive was guilty of conduct constituting “Cause” as set forth above and specifying the particulars thereof in reasonable detail.
Under the Mikan Employment Agreement, “Good Reason” means the executive’s voluntary termination of employment with the Company or the acquiror following the occurrence of any of the following without the executive’s written consent: (i) a material reduction or change in job duties, responsibilities or requirements inconsistent with the executive’s position, provided that a mere change in title following a sale of the Company will not constitute For Good Reason, so long as the executive is assigned to a position that is substantially equivalent to the position held prior to the Change of Control terms of job duties, responsibilities and requirements; (ii) a material reduction in the executive’s compensation; (iii) the executive’s refusal to relocate the principal place for performance of his duties to a location more than 50 miles from the location at which he performed his duties at the time of the sale of the Company.
The following tables provide, for the specified Named Executive Officers, as of December 31, 2022, the potential severance amount they are eligible for under the scenarios discussed above.
Potential Payments to Mr. Mikan upon Termination

Benefit	Termination other than in connection with Change of Control ($)		Death ($)		Termination within 24 months of Change of Control ($)
Cash Severance	7,670,000		—		7,670,000
Health Benefits(1)	52,143		—		—
Accelerated Equity Awards	5,335,957	(2)	2,864,643	(3)	5,729,286	(4)
Total	13,058,100		2,864,643		13,399,286
____________________
(1)Calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 30, 2022, by 24.

(2)Continued vesting of Mr. Mikan’s 8,210,428 unvested RSUs for an additional 24 months would have an estimated value of $5,335,957. In addition, continued vesting of Mr. Mikan’s unvested options for an additional 24 months would have an estimated value of $0 on December 31, 2022. PSUs are excluded since vesting was uncertain as of December 30, 2022.
(3)Since less than 50% of Mr. Mikan’s December 14, 2021 and March 7, 2022 RSU awards were vested as of December 31, 2022, 50% of his equity awards would vest as of that date. 4,407,821 unvested RSUs would have an estimated value of $2,864,643 if vested. In addition, vesting of Mr. Mikan’s unvested options would have an estimated value of $0 on December 30, 2022. PSUs are excluded since vesting was uncertain as of December 30, 2022.
(4)An acceleration of Mr. Mikan’s 8,815,642 unvested RSUs would have an estimated value of $5,729,286. In addition, an acceleration of Mr. Mikan’s unvested options would have an estimated value of $0 on December 30, 2022. PSUs are excluded since vesting was uncertain as of December 31, 2022.
Potential Payments to other Named Executive Officers Who Remained employed on December 30, 2022

Payment Type	Cathy Smith		Jeff Craig		Jeff Cook
Termination other than in connection with Change of Control
Cash Severance	$2,437,500		$850,000		$2,250,000
Health Benefits(1)	$26,725		$17,206		$26,725
Additional Equity Vesting	$1,001,766	(2)	$30,256	(3)	$247,423	(4)
Total	$3,465,991		$897,462		$2,524,148
Termination within 12 months of a Change of Control
Cash Severance	$2,437,500		$850,000		$2,250,000
Health Benefits	$26,725		$17,206		$26,725
Accelerated Equity Awards	$1,613,132	(5)	$90,768	(6)	$742,272	(7)
Total	$4,077,357		$957,974		$3,018,997
____________________
(1)In the case of an involuntary termination without Cause or for Good Reason, calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 30, 2022, by 18 for Ms. Smith and Mr. Cook and by 12 for Mr. Craig.
(2)An additional 18 months vesting of Ms. Smith’s unvested RSUs would include 1,541,415 RSUs for an estimated value of $1,001,766 on December 30, 2022. PSUs are excluded since vesting is not time based.
(3)An additional 12 months vesting of Mr. Craig’s unvested RSUs would include 46,555 RSUs for an estimated value of $30,256 on December 30, 2022.
(4)An additional 18 months vesting of Mr. Cook’s unvested RSUs would include 380,710 RSUs for an estimated value of $247,423 on December 30, 2022.
(5)An acceleration of Ms. Smith's 2,482,123 unvested RSUs would have an estimated value of $1,613,132 on December 30, 2022. PSUs are excluded since vesting is not time-based.
(6)An acceleration of Mr. Craig’s 139,665 unvested RSUs would have an estimated value of $90,768.
(7)An acceleration of Mr. Cook’s 1,142,132 unvested RSUs would have an estimated value of $742,272.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO. Our identified median compensated employee was $71,500 and Mr. Mikan’s compensation was $9,993,169. Accordingly, our CEO to median employee pay ratio is 140:1.
To determine our median compensated employee, we reviewed our employee population, consisting of approximately 2,840 full-time U.S. employees who were employed by us as of December 31, 2022. To identify our median compensated employee from the selected employee population, we used total annualized base pay, plus the target bonus percent to determine total cash compensation for all full-time employees. We then determine equity value and the employer-paid health insurance contributions.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “Compensation Actually Paid” (“CAP”) for our principal executive officer (“PEOs”), and “Average Compensation Actually Paid” for our non-PEO named executive officers (“Non-PEO NEOs”), as each such term is defined in Item 402(v), by the Company and the financial performance and total stockholder return (“TSR”) of the Company for each of the 2021 and 2022 fiscal years, calculated in a manner consistent with Item 402(v). In determining CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table (“SCT”) for the applicable fiscal years, as Item 402(v)’s valuation methods for this table differ from those required in the SCT. For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for non-PEO NEOs ($)(3)	Average Compensation Actually Paid to non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:(5)		Net Income (000s) ($)	Adjusted EBITDA (000s) ($)(6)
					Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	9,993,169	(35,329,664)	2,535,355	(1,588,985)	3.91	111.30	(1,359,880)	(233,489)
2021	180,813,849	96,843,466	26,528,641	17,086,135	20.67	113.51	(1,178,365)	(321,317)
(1)The PEO for each of the years presented is Mr. Mikan.
(2)The CAP to the PEO reflects the following adjustments from Total Compensation reported in the SCT:

Year	Less: Value of awards reported in Summary Compensation Table ($)	Plus: year-end fair value of outstanding equity awards granted in covered year ($)	Plus (or Minus): change in fair value of outstanding equity awards granted in prior years ($)	Plus (or Minus): change in fair value of prior-year equity awards vested in the covered year ($)	Compensation Actually Paid ($)
2022	6,499,235	1,871,659	(32,889,612)	(7,805,645)	(35,329,664)
2021	178,494,502	40,020,991	7,410,424	47,092,704	96,843,466

(3)The Non-PEOs included in columns (d) and (e) for 2022 are Ms. Smith, Mr. Cook, Mr. Craig, Mr. Carson, and Mr. Srivastava and, for 2021, are Ms. Smith, Mr. Nelsen, Mr. Schindelman and Mr. Srivastava.
(4)The Average CAP to Non-PEO NEOs reflects the following adjustments from Average Total Compensation reported in the SCT:

Year	Less: Value of awards reported in Summary Compensation Table ($)	Plus: year-end fair value of outstanding equity awards granted in covered year ($)	Plus (or Minus): change in fair value of outstanding equity awards granted in prior years ($)	Plus (or Minus): change in fair value of prior-year equity awards vested in the covered year ($)	Plus (or Minus): fair value of prior-year equity awards that failed to meet the applicable vesting conditions during the covered fiscal year ($)	Average Compensation Actually Paid ($)
2022	1,689,924	446,634	(1,636,911)	(308,151)	(935,988)	(1,588,985)
2021	25,659,919	6,509,813	1,371,488	8,336,113	—	17,086,135

(5)TSR and peer group TSR for 2021 show the total cumulative return for our common stock and the Standard & Poor’s Health Care Index between June 24, 2021 (the date our common stock commenced trading on the NYSE) through December 31, 2022.
(6)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link to CAP for fiscal 2022 to our company’s performance, is Adjusted EBITDA. See the reconciliation of Adjusted EBITDA to Net Income below in this section.

Relationship between CAP and TSR

The graph below illustrates the relationship between CAP and the cumulative TSR on $100 invested in the Company at the close of the market on June 28, 2021, through December 31, 2022, and the cumulative TSR on $100 of the S&P Health Care Services Index over that same period.

Relationship between CAP and TSR
CAP (in millioons)
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
120
100
80
60
40
20
—
TSR
06/28/21
12/31/21
06/30/22
12/31/22
PEO CAP
Non-PEO Average CAP
Bright Health TSR
S&P Health Care Services Index TSR

Relationship between CAP and Net Income

The graph below illustrates the relationship between CAP and Net Income over the time period presented.

Relationship between CAP and Net Income
CAP (in millions)
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(1,100.0)
$(1,200.0)
$(1,300.0)
$(1,400.0)
$(1,500.0)
Net Income
06/28/21
12/31/21
06/30/22
12/31/22
PEO CAP
Non-PEO Average CAP
Net Income

Relationship between CAP and Adjusted EBITDA

The graph below illustrates the relationship between CAP and Adjusted EBITDA over the time period presented.

Relationship between CAP and Adjusted EBITDA
CAP (in millions)
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(200.0)
$(250.0)
$(300.0)
$(350.0)
$(400.0)
Adjusted EBITDA
06/28/21
12/31/21
06/30/22
12/31/22
PEO CAP
Non-PEO Average CAP
Adjusted EBITDA

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All NEOs for Fiscal Year 2022

As described in greater detail in Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing shareholder value. Listed below are the performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs for 2022, to Company performance.

•Adjusted EBITDA;

•Gross Revenue; and

•Medical Cost Ratio.

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing disclosure under the heading “Pay Versus Performance” is not incorporated into any such filings.

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net loss excluding loss from discontinued operations, interest expense, income taxes, depreciation and amortization, any impairment of goodwill or intangible assets, adjusted for the impact of acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of equity securities, changes in the fair value of contingent consideration, contract termination costs and restructuring costs. Adjusted EBITDA has been presented in this Annual Report as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP, because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, this measure is not intended to be a measure of free cash flow available for management’s discretionary use as we do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of this measure has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of this measure may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
(in thousands)	2022	2021	2020
Net loss	$(1,359,880)	$(1,178,365)	$(248,442)
Loss from discontinued operations (a)	721,915	855,255	87,220
EBITDA adjustments from continuing operations:
Interest expense	12,821	7,230	—
Income tax expense (benefit)	3,680	(26,521)	(9,161)
Depreciation and amortization	50,430	35,049	8,289
Goodwill impairment	71,225	—	—
Intangible assets impairment	42,611	—	—
Transaction costs (b)	1,661	2,064	4,950
Share-based compensation expense (c)	109,713	68,423	5,452
Change in fair value of equity securities (d)	80,231	(80,231)	$—
Change in fair value of contingent consideration (e)	332	(4,221)	—
Contract termination costs (f)	1,241	—	—
Restructuring costs (g)	30,531	—	—
EBITDA adjustments from continuing operations	404,476	1,793	9,530
Adjusted EBITDA	$(233,489)	$(321,317)	$(151,692)

(a)Beginning in the fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2021 has been recast to exclude these impacts. Loss from discontinued operations represents losses associated with the Commercial business segment that we exited at the end of 2022. The loss from discontinued operations includes over $180 million of investment impairments, restructuring costs, goodwill and intangibles impairments and other exit related costs for the twelve months ended December 31, 2022, respectively.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Beginning in 2022, Adjusted EBITDA excludes the impact of changes in unrealized gains and losses on equity securities. The comparable prior periods have been recast to exclude changes in unrealized gains and losses on equity securities.
(e)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(f)Represents amounts paid for early termination of existing vendor contracts.
(g)Restructuring costs represent severance costs as part of a workforce reduction in 2022 and impairment of certain long-lived assets relating to our decision to exit the Commercial business for the 2023 plan year.

DIRECTOR COMPENSATION
Our Corporate Governance Guidelines provide for compensation for our non-employee directors' services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors comprises cash and stock-based equity compensation. Under our director compensation policy, each non-employee director is entitled to an annual cash retainer of $80,000 (other than any non-employee Chairman of the Board, who is entitled to an additional $100,000 cash retainer) and an annual RSU award having a fair market value of $175,000 as of the date of grant. In addition, the Audit Committee chair receives an additional cash retainer of $25,000, the Compensation Committee Chair receives an additional cash retainer of $20,000 and the chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of $15,000. All other committee members receive an additional cash retainer of $10,000. Amounts are paid pro rata for any partial year of service.
DIRECTOR COMPENSATION TABLE FOR 2022
The following table contains information concerning the compensation of our non-employee directors in 2022. Messrs. Mikan and Sheehy did not receive any additional compensation for services as a director in 2022.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Kedrick D. Adkins Jr	105,000	175,000	280,000
Naomi Allen	90,000	175,000	265,000
Linda Gooden	90,000	175,000	265,000
Jeffrey R. Immelt	100,000	175,000	275,000
Manuel Kadre	115,000	175,000	290,000
Stephen Kraus	67,500	175,000	242,500
Mohamed Makhzoumi	90,000	175,000	265,000
Adair Newhall	80,000	175,000	255,000
Andrew Slavitt	80,000	175,000	255,000
Matthew Manders(2)	66,600	218,750	285,350
____________________
(1)95,109 RSUs were granted to each independent director on May 13, 2022. 100% of the RSUs vest on the first anniversary of the grant date.
(2)Mr. Manders received a grant which was pro-rated for his partial service in the prior year.
As of December 31, 2022, non-executive directors held the following options and RSUs:

Name	Options	RSUs
Kedrick D. Adkins Jr	540,000	95,109
Naomi Allen	540,000	95,109
Linda Gooden	540,000	95,109
Jeffrey R. Immelt	540,000	95,109
Manuel Kadre	540,000	95,109
Andrew Slavitt	280,404	95,109
Stephen Kraus		95,109
Mohamed Makhzoumi		95,109
Adair Newhall		95,109
Matthew Manders		118,886
Directors Stock Ownership Policy
In November 2021, our Board adopted a stock ownership policy for our non-employee directors. The policy requires each non-employee director to hold shares of Company common stock having an aggregate market value of at least three times their annual cash retainer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreement

We are party to a registration rights agreement with certain of our stockholders including New Enterprise Associates, Bessemer Venture Partners, StepStone, Town Hall Ventures, and certain subsidiaries of Cigna and certain of their respective affiliates. Each of New Enterprise Associates, Bessemer Venture Partners and StepStone beneficially owned more than 5% of our outstanding common stock as of the Record Date.

The registration rights agreement, as amended, contains provisions that entitle the stockholder parties thereto to certain rights to have their securities registered by us under the Securities Act. New Enterprise Associates and Bessemer Venture Partners will be entitled to three “demand” registrations in the aggregate, subject to certain limitations. In addition, the stockholder parties to the registration rights agreement, including New Enterprise Associates, Bessemer Venture Partners, StepStone, and certain subsidiaries of Cigna are entitled to customary “piggyback” registration rights. The registration rights agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Investment Agreement

On October 10, 2022, we entered into an Investment Agreement (the “Investment Agreement”) with affiliates of New Enterprise Associates, Bessemer Venture Partners, StepStone Group LP, and Town Hall Ventures (the “Purchasers”), among others, relating to the issuance and sale by the Company to the Purchasers of 175,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), for a purchase price of $1,000 per share. Pursuant to the Investment Agreement, the Purchasers acquired 152,500 shares of the Series B Preferred Stock for an aggregate purchase price of $152.5 million. The terms of the Preferred Stock are set forth in the Certificate of Designations designating the Preferred Stock, a copy of which is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022. We granted the Purchasers registration rights in respect of the Preferred Stock and any shares of common stock issued upon conversion thereof.

Certain of our directors have current or former relationships with New Enterprise Associates, Bessemer Venture Partners, StepStone, and Townhall Ventures. For information about these relationships see the section titled “Board of Directors and Corporate Governance-Board of Directors”.

Related Persons Transaction Policy

Our Board has adopted a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will communicate that information to our Board or to a duly authorized committee thereof. Our related person policy provides that no related person transaction entered into will be executed without the approval or ratification of our Board or a duly authorized committee thereof. It will be our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 1, 2023 for:
•each person or group known to us who beneficially owns more than 5% of our common stock;
•each of our directors;
•each of our Named Executive Officers; and
•all of our directors, director nominees and executive officers as a group.
The number of shares and percentages of beneficial ownership set forth below are based on the 630,331,300 shares of our common stock issued and outstanding as of March 1, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Bright Health Group, Inc., 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437.

Name of Beneficial Owner	Shares	Percent
5% OR MORE BENEFICIAL OWNERS:
New Enterprise Associates and affiliated funds(1)	368,001,007	47.2%
Bessemer Venture Partners and affiliated funds(2)	85,998,211	13.5%
StepStone Group LP and affiliated funds(3)	43,517,440	6.9%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
G. Mike Mikan(4)	22,425,906	3.4%
Catherine R. Smith(5)	4,116,667	*
Jeff Craig(6)	101,240	*
Jeff Cook	—	*
Robert J. Sheehy(7)	23,681,357	3.7%
Kedrick D. Adkins Jr(8)	427,500	*
Naomi Allen(9)	427,500	*
Linda Gooden(10)	281,250	*
Jeffrey R. Immelt(11)	991,762	*
Manuel Kadre(12)	1,691,250	*
Steve Kraus(2)(13)	—	*
Mohamad Makhzoumi(1)(14)	368,001,007	47.2%
Matthew G. Manders	—	*
Adair Newhall(15)	43,566,134	6.9%
Andrew Slavitt(16)	10,584,352	1.7%
ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 persons)	476,295,925	58.4%
* Indicates beneficial ownership of less than 1%.

(1)
The following information is based on a Schedule 13D as amended, filed by New Enterprise Associates 15, L.P. and other reporting persons named therein. Consists of (i) 107,041,762 shares of common stock held by New Enterprise Associates 15, L.P., or NEA 15, (ii) 3,494,244 shares of common stock held by NEA 15 Opportunity Fund, L.P., or NEA 15 OF, (iii) 47,925,199 shares of common stock held by New Enterprise Associates 16, L.P., or NEA 16, (iv) 23,983,073 shares of common stock held by New Enterprise Associates 17, L.P., or NEA 17, (v) 25,817,487 shares of common stock held by NEA BH SPV, L.P., or BH SPV and (vi) 9,891,858 shares of common stock held by NEA BH SPV, II L.P., or BH SPV II. Also includes 51,667,555 shares of common stock issuable as of March 1, 2023 upon conversion of an aggregate of 200,000 shares of Series A Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 Venture Growth Equity, L.P., or NEA 18 VGE, and 98,179,829 shares of common stock issuable as of March 1, 2023 upon conversion of an aggregate of 137,700 shares of Series B Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 VGE. The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 LLC. The individual managers, or collectively, the NEA 15 Managers, of NEA 15 LLC are Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Scott D. Sandell and Peter Sonsini. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15. The shares directly held by NEA 15 OF are indirectly held by NEA Partners 15-OF, L.P., or NEA Partners 15-OF, the sole general partner of NEA 15 OF, NEA 15 LLC, the sole general partner of NEA Partners 15-OF, and each of the NEA 15 Managers. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15 OF. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P., or NEA Partners 16, the sole general partner of NEA 16, NEA 16 GP, LLC, or NEA 16 LLC, the sole general partner of NEA Partners 16, and each of the individual managers of NEA 16 LLC. The individual managers, or collectively, the NEA 16 Managers, of NEA 16 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, and Peter Sonsini. The NEA 16 Managers share voting and dispositive power with regard to the shares held by NEA 16. The shares directly held by NEA 17 are indirectly held by NEA Partners 17, L.P., or NEA Partners 17, the sole general partner of NEA 17, NEA 17 GP, LLC, or NEA 17 LLC, the sole general partner of NEA Partners 17, and each of the individual managers of NEA 17 LLC. The individual managers, or collectively, the NEA 17 Managers, of NEA 17 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, Rick Yang, and Peter Sonsini. The NEA 17 Managers share voting and dispositive power with regard to the shares held by NEA 17. The shares directly held by NEA 18 VGE are indirectly held by NEA Partners 18 VGE, L.P., or NEA Partners 18 VGE, the sole general partner of NEA 18 VGE, NEA 18 VGE GP, LLC, or NEA 18 VGE LLC, the sole general partner of NEA Partners 18 VGE, and each of the individual managers of NEA 18 VGE LLC. The individual managers, or collectively, the NEA 18 VGE Managers, of NEA 18 VGE LLC are Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, Rick Yang, and Peter Sonsini. The NEA 18 VGE Managers share voting and dispositive power with regard to the shares held by NEA 18 VGE. The shares directly held by BH SPV are indirectly held by NEA BH SPV GP, LLC ,or SPV LLC, the sole general partner of BH SPV, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV. The shares directly held by BH SPV II are indirectly held by SPV LLC, the sole general partner of BH SPV II, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV II. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address for the above referenced entities is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)
The following information is based on a Schedule 13G filed by Deer X & Co. Ltd. and other reporting persons named therein. Consists of (i) 35,891,981 shares of common stock held by Bessemer Venture Partners IX L.P., or Bessemer IX, (ii) 28,754,956 shares of common stock held by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, (iii) 2,090,325 shares of common stock held by Bessemer Venture Partners Century Fund L.P., or Bessemer Century, (iv) 13,189,833 shares of common stock held by Bessemer Venture Partners Century Fund Institutional L.P., or Bessemer Century Institutional and (v) 10,629 shares of common stock issuable held by 15 Angels II LLC, or 15 Angels (together with Bessemer IX, Bessemer Institutional, Bessemer Century and Bessemer Century Institutional, the “Bessemer Entities”). Also includes 6,060,487 shares of common stock issuable as of March 1, 2023 upon conversion of an aggregate of 8,500 shares of Series B Convertible Perpetual Preferred Stock held by Bessemer IX, Bessemer Institutional, Bessemer Century, Bessemer Century Institutional and 15 Angels. 15 Angels is wholly owned by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional. Deer VIII & Co. L.P., or Deer VIII L.P. is the general partner of Bessemer VIII Institutional. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for 15 Angels. Deer IX & Co. L.P., or Deer IX L.P., is the general partner of Bessemer IX and Bessemer Institutional. Deer IX & Co. Ltd., or Deer IX Ltd., is the general partner of Deer IX L.P. David Cowan, Byron Deeter, Adam Fisher, Robert P. Goodman, Jeremy Levine and Robert M. Stavis are the directors of Deer IX Ltd. and hold the voting and dispositive power for Bessemer IX and Bessemer Institutional. Investment and voting decisions with respect to the shares held by Bessemer IX and Bessemer Institutional are made by the directors of Deer IX Ltd. acting as an investment committee. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Century and Bessemer Century Institutional. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Pursuant to a proxy arrangement between Deer X L.P. and Deer IX L.P., Deer IX L.P., its general partner Deer IX Ltd., and the aforementioned directors of Deer IX Ltd. make voting decisions with respect to the shares of the Company held by Bessemer Century and Bessemer Century Institutional. Such voting decisions are made by the directors of Deer IX Ltd. acting as an investment committee. Mr. Kraus disclaims beneficial ownership of the securities held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(3)
The following information is based on a Schedule 13D/A filed by StepStone Group LP and other reporting persons named therein. Consists of (i) 5,358,000 shares of common stock held by StepStone VC Global Partners VII-A, L.P. (“StepStone VII-A”), (ii) 516,912 shares of common stock held by StepStone VC Global Partners VII-C, L.P. (“StepStone VII-C”), (iii) 21,059,052 shares of common stock held by StepStone VC Opportunities IV, L.P. (“StepStone IV”), (iv) 2,290,572 shares of common stock held by StepStone Master G, L.P. (“StepStone Master”), (v) 8,246,418 shares of common stock held by AU Special Investments, L.P. (“AU”), (vi) 3,305,300 shares of common stock held by StepStone VC Opportunities VI, L.P. (“StepStone VI”), (vii) 188,884 shares of common held by StepStone VC Opportunities VI-D, L.P. (“StepStone VI-D”), (viii) 969,477 shares of common stock held by StepStone VC Opportunities V, L.P. (“StepStone V”) and (ix) 85,529 shares of common stock held by StepStone VC Opportunities V-D, L.P (“StepStone V-D”). Also includes 1,488,205 shares of common stock issuable as of March 1, 2023 upon conversion of an aggregate of 2,100 shares of Series B Convertible Perpetual Preferred Stock held by StepStone V, StepStone V-D, StepStone VI and StepStone VI-D. StepStone Group LP (“StepStone”) is the investment manager of several direct shareholders of Bright Health Group, Inc., including StepStone VII-A, StepStone VII-C, AU, StepStone IV, StepStone VI, StepStone VI-D, StepStone Master, StepStone V, and StepStone V-D (collectively, the “StepStone Funds”). StepStone has voting, investment and dispositive power over the shares held by the StepStone Funds pursuant to each StepStone Fund’s limited partnership agreement and certain investment management agreements to which StepStone and such StepStone Funds are parties. The address for StepStone and the StepStone Funds is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.

(4)
Consists of (i) 18,220,692 options held by Mr. Mikan that are exercisable within 60 days of March 1, 2023, (ii) 605,214 restricted stock units that vest within 60 days of March 1, 2023 and (iii) 3,600,000 options held by Mikan Family Enterprise, LLC that are exercisable within 60 days of March 1, 2023.

(5)
Consists of (i) 142,623 shares of common stock, (ii) 2,813,337 options held by Ms. Smith that are exercisable within 60 days of March 1, 2023, (iii) 260,707 restricted stock units that vest within 60 days of March 1, 2023 and (iv) 900,000 shares of common stock held by The Smith Family Grantor Retained Annuity Trust. Catherine R. Smith and Ryan T. Smith are the sole trustees of The Smith Family Grantor Retained Annuity Trust and have voting and investment power over the shares of common stock held by The Smith Family Grantor Retained Annuity Trust.

(6)
Consists of (i) 7,500 shares of common stock, (ii) 47,185 options that are exercisable within 60 days of March 1, 2023 and (iii) 46,555 restricted stock units that vest within 60 days of March 1, 2023.

(7)
Consists of (i) 3,626,121 options that are exercisable within 60 days of March 1, 2023 held by Mr. Sheehy and (ii) 20,055,236 shares of common stock held by the Robert J. Sheehy Revocable Trust. Robert J. Sheehy is the sole trustee of the Robert J. Sheehy Revocable Trust and has voting and investment power over the shares of common stock and Series A preferred stock held by the Robert J. Sheehy Revocable Trust.

(8)	Consists of 427,500 options that are exercisable within 60 days of March 1, 2023.

(9)	Consists of 427,500 options that are exercisable within 60 days of March 1, 2023.

(10)	Consists of 281,250 options that are exercisable within 60 days of March 1, 2023.

(11)	Consists of (i) 598,012 shares of common stock and (ii) 393,750 options that are exercisable within 60 days of March 1, 2023.

(12)
Consists of (i) 1,070,112 shares of common stock, (ii) 326,250 options that are exercisable within 60 days of March 1, 2023, (iii) 294,888 shares of common stock held by the Kadre Family Partnership, L.P. of which Mr. Kadre is the general partner.

(13)	Does not include 85,998,211 shares beneficially owned by the Bessemer Entities, as described under footnote (2). Mr. Kraus is a director of Deer X Ltd. and has an indirect, passive economic interest in the shares held by Bessemer IX, Bessemer Institutional and 15 Angels. Mr. Kraus disclaims beneficial ownership of the securities held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.

(14)
Consists of shares held by NEA 15, NEA 15 OF, NEA 16, NEA 17, NEA 18 VGE, BH SPV and BH SPV II described under footnote (1), over which Mr. Makhzoumi shares voting and dispositive power. Mr. Makhzoumi has no voting or dispositive power with regard to any shares held by NEA. In addition, Mr. Makhzoumi disclaims beneficial ownership of above-referenced shares held by entities affiliated with NEA described in footnote (1) except to the extent of his actual pecuniary interest therein.

(15)
Consists of (i) 48,694 shares of common stock held by The 2016 Adair Newhall Trust in respect of which Mr. Newhall is one of three trustees and (ii) shares held by the StepStone funds described under footnote (3), over which Mr. Newhall shares voting and dispositive power. Mr. Newhall disclaims beneficial ownership of the above-referenced shares held by the StepStone Funds except to the extent of his actual pecuniary interest therein.

(16)
Consists of (i) 166,887 shares of common stock, (ii) 280,404 options that are exercisable within 60 days of March 1, 2023 and (iii) 450,000 shares of common stock held by Slavitt Holdings LLC. Mr. Slavitt is the sole manager and member of Slavitt Holdings LLC and has voting and investment power over the shares of common stock held by Slavitt Holdings LLC. Also includes 2,454,972 shares held by Town Hall Ventures II LP and 4,237,497 shares held by Town Hall Ventures LP, in respect of each of which Mr. Slavitt serves as a managing member and its General Partner. Also includes 2,994,592 shares of common stock issuable as of March 1, 2023 upon conversion of 4,200 shares of Series B Convertible Perpetual Preferred Stock held by Town Hall Ventures II LP. Mr. Slavitt disclaims beneficial ownership over the shares held by the Town Hall entities except to the extent of his pecuniary interest therein.

FEES BILLED BY DELOITTE & TOUCHE LLP
The Audit Committee has direct oversight of the independent registered public accounting firm that audits our financial statements, including their appointment, compensation and evaluation. The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2021 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$3,737,356	$3,243,831
Audit-Related Fees(2)	$—	$490,021
Tax Fees(3)	$74,830	$60,375
Total	$3,812,186	$3,794,227
____________________
(1)The Audit fees listed above for 2022 were billed in connection with the audit of our annual consolidated financial statements in our 2022 Annual Report, the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and other professional services related to our statutory audits. The Audit fees listed above for 2021 were billed in connection with the audit of our annual consolidated financial statements in our 2021 Annual Report, the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and other professional services related to our statutory audits, including in relation to our registration statement on Form S-1.
(2)Audit-Related fees listed above include due diligence services for acquisitions during 2021.
(3)Tax fees listed above consist of professional fees primarily for tax compliance services.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Bright Health management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board (“PCAOB”)’s rules on registered public accounting firm independence.

CHANGE IN CERTIFYING ACCOUNTANT

On August 13, 2020, RSM US LLP was notified of its dismissal as the Company’s independent registered public accounting firm, effective upon completion of RSM US LLP’s audit report on the Company’s consolidated financial statements as of December 31, 2019 and 2018, and for the two years ended December 31, 2019. The Company’s Board participated in and approved the decision to change independent registered public accounting firms. RSM US LLP’s audit report on the Company’s consolidated financial statements as of December 31, 2019 and 2018, and for the two years ended
December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

For the audits of the fiscal year ended December 31, 2016 through the interim periods preceding the effective date of RSM
US LLP’s dismissal, (i) there were no disagreements between the Company and RSM US LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Subsequent to RSM US LLP’s dismissal, Deloitte & Touche LLP was appointed by the Board on August 13, 2020 to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2020.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the NYSE Listing Standards) and met four times in 2022. Our Audit Committee operates under a written charter, which is posted on our website at www.investors.brighthealthgroup.com. As provided in the charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed the audited financial statements for the year ended December 31, 2022 with our management;
•discussed with our independent auditors, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures and the letter from the Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by:
Kedrick Adkins, Chair
Linda Gooden
Manuel Kadre

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.

OTHER MATTERS
Availability of SEC Filings, Code of Conduct and Committee Charters
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.investors.brighthealthgroup.com, or may be requested in print, at no cost, by email at IR@brighthealthgroup.com or by mail at Bright Health Group, Inc., 8000 Norman Center Drive, Suite 900, Minneapolis, Minnesota 55437, Attention: Investor Relations.
Where to Find Additional Information
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.brighthealthgroup.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
Cost of Proxy Solicitation
Bright Health is paying the expenses of this solicitation. Bright Health will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Bright Health will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Bright Health may solicit proxies in person or by telephone, facsimile, email or other similar means.
Incorporation by Reference
The Audit Committee Report, the Compensation and Human Capital Committee Report and the disclosure contained under the heading “Pay Versus Performance” contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

ANNEX A

AMENDED PLAN

BRIGHT HEALTH GROUP, INC.
AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

1.Purpose. The purpose of the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

The Bright Health Group, Inc. 2021 Omnibus Incentive Plan (the “Original Plan”) was originally adopted by the Board on May 21, 2021 and became effective when approved by the stockholders of the Company on June 5, 2021. The amendments to the plan made under the Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan were approved by the Board on [______], 2023 subject to approval by the stockholders of the Company, and such amendments shall be effective as of the date of such stockholder approval.

2.Definitions. The following definitions shall be applicable throughout the Plan.

(a)     “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.

(b) “Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.

(c) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash-Based Incentive Award granted under the Plan.

(e) “Award Agreement” means the document or documents by which each Award (other than a Cash-Based Incentive Award) is evidenced.

(f) “Board” means the Board of Directors of the Company.

(g)    “Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 11 of the Plan.

(h) “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony; or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or any other member of the Company Group; or (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient.

(i) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, that, for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds (2/3rd) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(k) “Committee” means the Compensation and Human Capital Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation and Human Capital Committee or subcommittee thereof exists, the Board.

(l) “Common Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(m) “Company” means Bright Health Group, Inc., a Delaware corporation, and any successor thereto.

(n) “Company Group” means, collectively, the Company and its Subsidiaries.

(o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(p) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(q) “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.

(r) “Effective Date” means [__].

(s) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u) “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.

(v) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, that, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.

(w) “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

(x) “Immediate Family Members” has the meaning given to such term in Section 14(b) of the Plan.

(y) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(z) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given to such term in Section 7(c) of the Plan.

(ee) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(gg) “Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends; (ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of Affiliates, Subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

(hh) “Permitted Transferee” has the meaning given to such term in Section 14(b) of the Plan.

(ii) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(jj) “Plan” means this Bright Health Group, Inc. Amended and Restated 2021 Omnibus Incentive Plan, as it may be amended and/or restated from time to time.

(kk) “Qualifying Director” means a person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(ll) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(mm) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(nn) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(qq) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss) “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.

(tt) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(uu) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(vv) “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(ww) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be June 5, 2031, the tenth (10th) anniversary of the Effective Date; provided, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Committee Authority. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) to accelerate the vesting of any Award at any time and for any reason; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) adopt Sub-Plans; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.

(d) Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) Indemnification. No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f) Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) Grants. The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria. Notwithstanding any vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Award at any time and for any reason.

(b) Share Reserve and Limits. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 134,944,179 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; provided, that the Absolute Share Limit shall be automatically increased on the first day of each fiscal year commencing on January 1, 2022 in an amount equal to the lesser of (x) five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (y) such number of shares Common Stock as determined by the Board; (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $650,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c) Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash in connection with such settlement; provided, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that provides for settlement only in cash and settles only in cash or in respect of any Cash-Based Incentive Award. In no event shall shares (i) tendered or withheld on exercise of Options or other Awards for the payment of the exercise or purchase price or withholding taxes, (ii) not issued upon the settlement of a SAR that by the terms of the Award Agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), or (iii) purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.

(d) Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of such share (determined as of the Date of Grant); provided, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.

(ii) Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that, if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.

(ii) SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that, if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9, Section 14(c) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE BRIGHT HEALTH GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN BRIGHT HEALTH GROUP, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BRIGHT HEALTH GROUP, INC.

10. Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

11. Cash-Based Incentive Awards. The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Cash-Based Incentive Awards):

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number and class of shares of common stock that may be delivered under the Plan; (B) the number, class and price of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number and class of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria); provided, that, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(b) Change in Control. Without limiting the foregoing, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, that, unless the applicable Award Agreement provides for different treatment upon a Change in Control, with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on (A) the target level of performance if the applicable performance period has not ended prior to the date of such Change in Control, and (B) the actual level of performance attained during the performance period if the applicable performance period has ended prior to the date of such Change in Control; and

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.

Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board or Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Sections 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 13(c) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(c) No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements. Each Award (other than a Cash-Based Incentive Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards. Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate fair market value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate fair market value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(iii) The Committee has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate fair market value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to, at any time, add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Company in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant may be required to repay any such excess amount to the Company.

(w) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(x) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ANNEX B

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO THE NINTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BRIGHT HEALTH GROUP, INC.

* * * * *

Bright Health Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.That Article IV, Section I of the Ninth Amended and Restated Certificate of Incorporation of the Corporation is amended by adding the following paragraph at the end of Article IV, Section I as a new Section 4.I.G.:

“G. Upon the effectiveness of the Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation adding this Section 4.I.G. (the “Effective Time”), each 15 to 80 shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.0001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the 15 to 80 range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.”

2.On [__], the Board of Directors of the Corporation determined that each [__][1] shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [__].

3.The foregoing amendment has been duly adopted in accordance with Section 242 of the DGCL.

4.This Certificate of Amendment shall become effective at [__] Eastern time on [__].

IN WITNESS WHEREOF, this Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this day of .

Name: Jeff Craig Title: General Counsel and Corporate Secretary

[1] To be based on a reverse stock split ratio of between 1:15 and 1:80, as determined by the Board of Directors.

BRIGHT HEALTH GROUP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/BHG2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you call and then follow the instructions.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

1. Election of Directors

Nominees	For	Withhold
1a. Stephen Kraus	☐	☐
1b. Jeffrey R. Immelt	☐	☐
1c. Linda Gooden	☐	☐
1d. Manuel Kadre	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000603001_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

BRIGHT HEALTH GROUP, INC.
Annual Meeting of Stockholders
May 4, 2023 at 8:00 AM, Central Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints G. Mike Mikan, Catherine R. Smith and Jeff Craig, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/BHG2023 at 8:00 AM, CDT on May 4, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000603001_2 R1.0.0.6